U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    [X]
Filed by a Party other than the Registrant    [_]

Check the appropriate box:

[_]    Preliminary Proxy Statement
[_]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant under Rule 14a-12

Array BioPharma Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]    No fee required.

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)
        Title of each class of securities to which transaction applies:
        (2)
        Aggregate number of securities to which transaction applies:
        (3)
        Per unit price or other underlying value of transaction computed pursuant to Exchange
        Act        Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) :
        (4)
        Proposed maximum aggregate value of transaction:
        (5)
        Total fee paid:

        [_]    Fee paid previously with preliminary materials.

[_]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)
Amount previously paid:
(2)
Form, schedule or registration statement no.:
(3)
Filing party:
(4)
Date filed:

3200 Walnut Street
Boulder, CO 80301

September 15, 2011

Dear Fellow Stockholder:

You are cordially invited to attend Array BioPharma Inc.'s Annual Meeting of Stockholders on October 26, 2011, at 1:00 p.m., Mountain Time, at the offices of Array, located at 1825 33rd Street, Boulder, Colorado 80301.

The matters to be acted on at the Annual Meeting are described in the enclosed notice and Proxy Statement.

We realize that you may not be able to attend the Annual Meeting and vote your shares in person. However, regardless of your meeting attendance, we need your vote. We urge you to ensure that your shares are represented by voting in advance of the meeting on the Internet, via a toll-free telephone number as instructed in the Notice of Internet Availability of Proxy Materials, or if you have elected to receive a paper or e-mail copy of the proxy materials, by completing, signing and returning the proxy card that is provided. If you decide to attend the Annual Meeting, you may revoke your proxy at that time and vote your shares in person.

Please remember that this is your opportunity to voice your opinion on matters affecting Array. We look forward to receiving your proxy and perhaps seeing you at the Annual Meeting.

Sincerely,

Robert E. Conway Chief Executive Officer

3200 Walnut Street
Boulder, CO 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 26, 2011

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Array BioPharma Inc. to be held on October 26, 2011, at 1:00 p.m., Mountain Time, at the offices of Array located at 1825 33rd Street, Boulder, Colorado 80301, to consider and vote upon the following matters:

  1.
  Election of two Class II directors to serve for a three-year term of office expiring at the 2014 Annual Meeting of Stockholders;
  2.
  Approval of an amendment to the Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan, as amended, or the ESPP, to increase the number of shares of common stock reserved for issuance under the ESPP by 600,000 shares, to an aggregate of 4,050,000 shares;
  3.
  Holding an advisory vote on executive compensation as disclosed in the accompanying proxy statement;
  4.
  Holding an advisory vote on the frequency of future stockholder advisory votes on executive compensation;
  5.
  Ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2012; and
  6.
  Any other matter that properly comes before the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on September 1, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Your vote is very important to Array and all proxies are being solicited by the Board of Directors. So, whether or not you plan on attending the 2011 Annual Meeting, we encourage you to submit your proxy as soon as possible (i) by accessing the Internet site or by calling the toll-free number described in the proxy materials; or (ii) by signing, dating and returning a proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the company the expense of further proxy solicitation. Please note that all votes cast by telephone or on the Internet must be cast prior to 11:59 p.m., Eastern Time, on October 25, 2011.

By Order of the Board of Directors,

John R. Moore Secretary

Boulder, Colorado
September 15, 2011

3200 Walnut Street
Boulder, CO 80301

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

This Proxy Statement is furnished to stockholders of Array BioPharma Inc., a Delaware corporation, or Array, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Array to be held on October 26, 2011, at 1:00 p.m., Mountain Time, at the offices of Array, 1825 33rd Street, Boulder, Colorado 80301, for the purposes set forth in the Notice of Meeting. This solicitation of proxies is made on behalf of our Board of Directors.

Important Notice Regarding the Availability of Proxy Materials for the Fiscal 2011 Stockholder Meeting to be Held on October 26, 2011

Pursuant to the rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to certain of our stockholders of record. We are also sending a paper copy of the proxy materials and proxy card to other stockholders of record who have indicated they prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice Regarding the Availability of Proxy Materials. We intend to mail the Notice Regarding the Availability of Proxy Materials or paper copies of the proxy statement and proxy card, as applicable, on or about September 15, 2011 to all stockholders entitled to vote at the Annual Meeting.

Stockholders will have the ability to access the proxy materials on the website referred to in the Notice Regarding the Availability of Proxy Materials or may request to receive a paper copy of the proxy materials by mail or electronic copy by electronic mail on a one-time or ongoing basis. Instructions on how to request a printed copy by mail or electronically may be found on the Notice Regarding the Availability of Proxy Materials and on the website referred to in that notice.

The Notice of Internet Availability of Proxy Materials will also identify the date, the time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors' recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request to receive, free of charge, a paper or e-mail copy of the Proxy Statement, our Annual Report and a form of proxy relating to the Annual Meeting; information on how to access and vote the form of proxy; and information on how to obtain directions to attend the meeting and vote in person should stockholders choose to do so.

Our Fiscal Year

In this proxy statement, when we refer to our fiscal year, we mean the twelve-month period ending June 30th of the stated year (for example, Fiscal 2012 is July 1, 2011 through June 30, 2012), unless specifically stated otherwise.

What Are You Voting On?

You will be asked to vote on the following proposals at the 2011 Annual Meeting of Stockholders:

  1.
  Election of two Class II directors to serve for a three-year term of office expiring at the 2014 Annual Meeting of Stockholders;
  2.
  Approval of an amendment to the Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan, as amended, or the ESPP, to increase the number of shares of common stock reserved for issuance under the ESPP by 600,000 shares, to an aggregate of 4,050,000 shares;
  3.
  Holding an advisory vote on executive compensation;
  4.
  Holding an advisory vote on the frequency of future stockholder advisory votes on executive compensation as disclosed in this Proxy Statement;
  5.
  Ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2012; and
  6.
  Any other matter that properly comes before the Annual Meeting.

Who Can Vote

Only holders of record of shares of our Common Stock as of the close of business on the record date, September 1, 2011, are entitled to receive notice of, and to vote at, the Annual Meeting. The Common Stock constitutes the only class of securities entitled to vote at the Annual Meeting, and each share of common stock entitles the holder thereof to one vote. Your shares may be voted at the Annual Meeting, or any adjournments thereof only if you are present in person or your shares are represented by a valid proxy.

Difference between a Stockholder of Record and a "Street Name" Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in "street name." Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below under the heading "Voting Your Shares."

Quorum

At the close of business on September 1, 2011, there were [57,021,053] shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of our Common Stock entitled to vote constitutes a quorum, which is required in order to hold and conduct business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you:

    •
    are present in person at the Annual Meeting; or
    •
    have properly submitted a proxy card by mail or submitted a proxy by telephone or over the Internet.

If you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in "street name," your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain "routine" matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters.

Please see "If You Do Not Specify How You Want Your Shares Voted and Broker Non-Votes" below.

Voting Your Shares

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in "street name."

If you hold your shares of Common Stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet or by telephone by following the instructions on the website referred to in the Notice Regarding Availability of Proxy Materials previously mailed to you. You may request a paper copy of the proxy statement and proxy card by following the instructions on the website and in the Notice Regarding Availability of Proxy Materials provided to you.

If you hold your shares of Common Stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card, or by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.

If you hold your shares of Common Stock in street name you will receive a Notice Regarding Availability of Proxy Materials from your broker, bank, trust or other nominee that includes instructions on how to vote your shares. Your broker, bank, trust or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone or by completing, dating and signing the proxy card included with your proxy materials if you request a paper copy of them by following the instructions on the Notice Regarding Availability of Proxy Materials provided by your broker, bank, trust or other nominee.

Deadline for Submitting Your Proxy on the Internet or by Telephone

The Internet and telephone voting facilities will close at 11:59 P.M., Eastern Time, on October 25, 2011. Stockholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting.

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trust or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker, bank, trust or other nominee. Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting. Please see the important instructions and requirements below regarding "Attendance at the Annual Meeting."

Changing Your Vote

As a stockholder of record, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Secretary of the Company at our principal executive office at 3200 Walnut Street, Boulder, Colorado 80301 (ii) duly submitting a later-dated proxy over the Internet, by mail, or if applicable, by telephone, or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

If You Receive More Than One Proxy Card or Notice

If you receive more than one proxy card or Notice Regarding Availability of Proxy Materials, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice Regarding Availability of Proxy Materials you receive.

How Your Shares Will Be Voted

Shares represented by proxies that are properly executed and returned, and not revoked will be voted as specified. YOUR VOTE IS VERY IMPORTANT.

If You Do Not Specify How You Want Your Shares Voted and Broker Non-Votes

If you are the record holder of your shares, and if you do not specify on your proxy how your shares are to be voted, your shares will be voted as follows:

  •
  FOR the election of all nominees for Class II directors,
  •
  FOR the approval of the amendment to the Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 600,000,
  •
  FOR executive compensation;
  •
  FOR holding an advisory vote on executive compensation each year; and
  •
  FOR the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2012.

We know of no other business to be transacted at the Annual Meeting. If other matters requiring a vote do arise, the persons named in the proxy intend to vote in accordance with their judgment on such matters.

A "broker non-vote" occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of KPMG LLP as our independent registered public accountants. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board of Directors or on any stockholder proposal.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, no stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Votes Required for Approval of Proposals

The election of directors will be approved by a plurality of the votes duly cast. Abstentions and broker non-votes are not counted for purposes of the election of directors. The approval of PROPOSAL 2 and PROPOSAL 3 and the ratification of the independent registered public accountants under PROPOSAL 5 will each require a favorable vote of a majority of the shares of our common stock present in person or by proxy, and entitled to vote at the Annual Meeting. The greatest number of votes cast in favor of every one, two or three years will be considered the frequency recommended by stockholders to hold an advisory stockholder vote on executive compensation under PROPOSAL 4. Broker non-votes are not treated as present and entitled to vote for purposes of determining whether a proposal has been approved and, therefore, will not be counted for any purpose in determining the approval of any of the proposals. Abstentions represent shares entitled to vote and, therefore, the effect of an abstention will be a vote against PROPOSALS 2, 3, 4 and 5.

Inspector of Election

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy, the Notice Regarding Availability of Proxy Materials and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for 10 days prior to the Annual Meeting.

Attendance at the Annual Meeting

You must bring certain documents with you in order to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of the Company. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of the Company's Common Stock as of the close of business on September 1, 2011.

A "record holder" of stock is someone whose shares of stock are registered in his or her name in the records of the Company's transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank, trust or other nominee, and the broker, bank, trust or other nominee is the record holder instead.

All persons must bring his or her Notice Regarding Availability of Proxy Materials or proxy card AND a valid personal photo identification (such as a driver's license or passport).

If you are a record holder, at the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on September 1, 2011.

If a broker, bank, trust or other nominee was the record holder of your shares of Common Stock as of the close of business on September 1, 2011, then you must also bring to the Annual Meeting:

  •
  Proof that you owned the shares of our Common Stock as of the close of business on September 1, 2011.

Examples of proof of ownership include the following: (1) an original or a copy of the voting information from your bank or broker with your name on it; (2) a letter from your bank or broker stating that you owned shares of our Common Stock as of the close of business on September 1, 2011; or (3) a brokerage account statement indicating that you owned shares of our Common Stock as of the close of business on September 1, 2011.

If you are a proxy holder for an Array stockholder who owned shares of our Common Stock as of the close of business on September 1, 2011, then you must also bring to the Annual Meeting:

  •
  The executed proxy naming you as the proxy holder, signed by the stockholder who owned shares of our Common Stock as of the close of business on September 1, 2011 AND a valid personal photo identification (such as a driver's license or passport).

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors is composed of eight members divided into three classes having staggered three-year terms. Our Board of Directors previously consisted of nine members, and was reduced to eight effective August 15, 2011, when Douglas Williams, Ph.D., resigned from the Board of Directors. In addition, immediately following the Annual Meeting, the term of Marvin Caruthers, Ph.D., will expire and Dr. Caruthers has decided not to run for reelection to the Board. Therefore, immediately following the Annual Meeting the Board of Directors will be composed of seven members. Both Dr. Williams and Dr. Caruthers resigned to devote more time to other professional responsibilities and neither of their resignations was the result of any disagreement on any matter relating to the Array's operations, policies or practices.

At each Annual Meeting of Stockholders, the successors to the class of Directors whose terms expired are elected to serve three-year terms. The terms of the Class II directors will expire at the Annual Meeting. The current Class II directors standing for re-election are Robert E. Conway and Kyle A. Lefkoff. Mr. Conway and Mr. Lefkoff have been nominated for re-election at the Annual Meeting as directors to hold office until the 2014 Annual Meeting of Stockholders or until their successors are elected and qualified. Each of the nominees has consented to serve a term as a Class II director. Should any or all of the nominees become unable to serve for any reason prior to the Annual Meeting, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees, or may reduce the number of directors on the Board of Directors.

Class I Director Nominees for Election to Term Expiring 2014

Below is a biography of each of the two directors standing for election at the Annual Meeting and a description of the specific experience, qualifications, attributes or skills or each nominee that led the Corporate Governance Committee to recommend that person as a nominee for director:

Robert E. Conway

Mr. Conway, 57, has served as our Chief Executive Officer and a member of our Board of Directors since November 1999. Prior to joining Array, Mr. Conway was the Chief Operating Officer and Executive Vice President of Hill Top Research, Inc. from 1996 to 1999. From 1979 until 1996, Mr. Conway held various executive positions for Corning Incorporated, including Corporate Vice President and General Manager of Corning Hazleton, Inc., a preclinical contract research organization. Mr. Conway serves on the board of directors of DEMCO, Inc. and PRA International. In addition, Mr. Conway is a member of the Strategic Advisory Committee of Genstar Capital, LLC and is on the board of directors of the Biotechnology Industry Organization. Mr. Conway received a B.S. in Accounting from Marquette University and an M.B.A. from the University of Cincinnati.

During his career prior to joining Array and during his tenure as our Chief Executive Officer since 1999, Mr. Conway has acquired an extensive knowledge of our operations, our industry and the markets in which we operate, as well as of complex financial issues affecting our company. This knowledge coupled with Mr. Conway's active involvement in the biotechnology industry on the boards of directors of other companies in our industry and the Biotechnology Industry Organization provides critical insights to the Board of Directors on important strategic issues. Mr. Conway also brings an important management perspective to the oversight function of the Board of Directors.

Kyle A. Lefkoff

Mr. Lefkoff, 52, has served as the Chairman of our Board of Directors since May 1998. Since 1995, Mr. Lefkoff has been a General Partner of Boulder Ventures, Ltd, a venture capital firm and a founding investor in our company. From 1986 until 1995, Mr. Lefkoff was employed by Colorado Venture Management, a venture capital firm. Mr. Lefkoff serves on the board of directors for a number of private companies, including: BaroFold, Inc.,

miRagen Therapeutics, Trust Company of America, Line Rate Systems and Bioptix Inc. and previously served on the board of directors of publicly-traded ARCA biopharma, Inc. Mr. Lefkoff received a B.A. in Economics from Vassar College and an M.B.A. from the University of Chicago.

Mr. Lefkoff's career as a venture capitalist and investor in a number of biotechnology companies and his extensive knowledge of our industry provide important strategic insights to the Board of Directors. As a prior investor in Array and member of our Board of Directors since inception, Mr. Lefkoff has a deep understanding of the operational and financial issues affecting our company. Mr. Lefkoff also brings strong leadership skills to our Board of Directors and, as our Chairman, serves as a critical link between management and our Board of Directors.

Required Vote

The two nominees for director will be elected upon a favorable vote of a plurality of the votes cast at the Annual Meeting. Shares represented by proxies cannot be voted for more than the two nominees for director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH OF THE NOMINEES FOR ELECTION AS CLASS II DIRECTORS TO THE BOARD.

Class III Directors Continuing in Office - Term Expiring 2012

The following Class III directors have terms expiring at the Annual Meeting of Stockholders in 2012:

Francis J. Bullock, Ph.D.

Dr. Bullock, 74, has served as a member of our Board of Directors since May 1998. Dr. Bullock is currently an independent consultant. From 2005 to 2009, Dr. Bullock served on the Board of Directors of ARCA biopharma, Inc. From 2002 to 2003, Dr. Bullock was a Senior Advisor for the Strategic Decisions Group, a management consulting firm. From 1993 to 2002, Dr. Bullock was a senior consultant for Arthur D. Little, Inc., focused on pharmaceutical and biotechnology research and development, as well as the fine chemicals and agricultural chemicals industries. From 1981 to 1993, Dr. Bullock served as Senior Vice President, Research Operations at Schering-Plough Research Institute. Dr. Bullock has served on the board of directors of publicly-traded GTC Biotherapeutics, Inc. and Atherex, a privately-held company. Dr. Bullock received a B.S. in Pharmacy from the Massachusetts College of Pharmacy, an A.M. in Organic Chemistry and a Ph.D. in Organic Chemistry from Harvard University.

Dr. Bullock has extensive experience in the pharmaceutical and biotechnology industry as a senior executive and more recently as a consultant and advisor to investors in life sciences companies. He brings important strategic insights to the Board of Directors on research and development issues in particular as well as experience with compensation and governance matters for public companies.

Kevin Koch, Ph.D.

Dr. Koch, 51, is a co-founder of Array and has served as our President, Chief Scientific Officer and a member of our Board of Directors since May 1998. Prior to forming Array, Dr. Koch was an Associate Director of Medicinal Chemistry and Project Leader for the Protease Inhibitor and New Leads project teams for Amgen Inc. from 1995 to 1998. From 1988 until 1995, Dr. Koch held various positions with Pfizer Central Research, including Senior Research Investigator and Project Coordinator for the cellular migration and immunology project teams. From 1998 to 2003, Dr. Koch was an elected to the board of directors of the Inflammation Research Association. Dr. Koch received a B.S. in Chemistry and Biochemistry from the State University of New York at Stony Brook and a Ph.D. in Synthetic Organic Chemistry from the University of Rochester.

Dr. Koch brings to the Board of Directors extensive scientific knowledge and strong understanding of the pharmaceutical and biotechnology industry, as well as of the research and development activities in the markets in which we compete. He has an intimate knowledge of our discovery and development activities and, as one of the founders of Array, of our operations.

Class I Directors Continuing in Office - Term Expiring 2013

The following Class I directors have terms expiring at the Annual Meeting of Stockholders in 2013:

David L. Snitman, Ph.D.

Dr. Snitman, 59, is a Co-Founder of Array and has served as our Chief Operating Officer, our Vice President of Business Development and a member of our Board of Directors since May 1998. Prior to forming Array, Dr. Snitman held various positions with Amgen Inc. since December 1981, including Associate Director, New Products and Technology and Manager of Amgen's Boulder research facility. Dr. Snitman received a B.S. in Chemistry from Northeastern University and a Ph.D. in the Synthesis of Natural Products from the University of Colorado, and was a National Institutes of Health Postdoctoral Fellow at the Massachusetts Institute of Technology.

Dr. Snitman has been our Vice President of Business Development since our inception in May 1998 and brings to the Board significant expertise in complex licensing and other key strategic business relationships that are critical to our business. Dr. Snitman also has extensive scientific knowledge and a broad understanding of our industry, the markets in which we are competing and of our development activities and operations.

Gil J. Van Lunsen

Mr. Van Lunsen, 69, has served as a member of our Board of Directors since October 2002. Prior to his retirement in June 2000, Mr. Van Lunsen was a Managing Partner of KPMG LLP and led the firm's Tulsa, Oklahoma office. During his 33-year career, Mr. Van Lunsen held various positions of increasing responsibility within KPMG and was elected to the partnership in 1977. Mr. Van Lunsen is currently Vice Chairman of the Audit Committee at ONEOK Partners, GP, L.L.C. in Tulsa, Oklahoma. Additionally, Mr. Van Lunsen was the Audit Committee Chairman at Sirenza Microdevices, Inc. and its predecessor entities in Broomfield, Colorado, from July 2002 until December 2007. Mr. Van Lunsen received a B.S./B.A. in Accounting from the University of Denver.

Mr. Van Lunsen has extensive experience with complex financial and accounting issues and, as a former Managing Partner of KPMG LLP, vice chairman of the Audit Committee and former chairman of the Audit Committee of two other public companies, provides valuable leadership and insights to the Board of Directors on financial as well as governance matters. During his tenure on our Board of Directors and the Audit Committee, Mr. Van Lunsen has also developed an intimate knowledge of critical operational and financial issues facing our company and our industry.

John L. Zabriskie, Ph.D.

Dr. Zabriskie, 72, has served as a member of our Board of Directors since January 2001. Dr. Zabriskie is Co-Founder and Director of Puretech Ventures, LLC, and the past Chairman of the Board, Chief Executive Officer and President of NEN Life Science Products, Inc., a leading supplier of kits for labeling and detection of DNA. Prior to joining NEN Life Science Products, Dr. Zabriskie was President and Chief Executive Officer of Pharmacia & Upjohn Inc. ("Upjohn"). As Chairman of the Board and Chief Executive Officer of Upjohn, Dr. Zabriskie led the Upjohn project, which resulted in the $12 billion merger of equals with Pharmacia Corporation. Prior to joining Upjohn in 1994, Dr. Zabriskie was Executive Vice President for Merck & Co., Inc. Dr. Zabriskie currently serves on the board of directors of publicly-traded Kellogg Company and ARCA biopharma Inc. and privately-held Puretech Ventures LLC. He previously served on the board of directors of publicly-traded MacroChem Corp. Dr. Zabriskie received a B.S degree in Chemistry from Dartmouth College and his Ph.D. in Organic Chemistry from the University of Rochester.

As a former Chief Executive Officer of Upjohn and as a member of the boards of directors of several publicly-traded and private companies, Dr. Zabriskie brings strong leadership capabilities to the Board of Directors as well as his experience with financial and governance matters. Through his extensive experience in the pharmaceutical and biotechnology industry at the senior executive level, he also brings important strategic insights and perspectives to the Board of Directors and a deep understanding of the operational challenges facing our business.

Meetings of the Board of Directors and Committees of the Board of Directors

Our Board of Directors held five meetings during the fiscal year ended June 30, 2011. During the fiscal year, all of the directors attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of committees of which such director was a member, except Mr. Lefkoff, who attended one of the two Corporate Governance Committee meetings, and Dr. Caruthers, who attended two of the five Board of Directors meetings and one of the two Compensation Committee meetings. The Board of Directors has determined that Mr. Lefkoff, Dr. Bullock, Mr. Van Lunsen and Dr. Zabriskie, comprising four of its seven members, are independent as defined by applicable rules of the NASDAQ Stock Market.

Board Leadership Structure and Role in Risk Oversight

Currently, we have an independent Chairman of the Board separate from our Chief Executive Officer. Our Corporate Governance Guidelines provide that the role of Chairman and Chief Executive Officer may be separate or, if the Board of Directors determines, combined. If the Chief Executive Officer serves as Chairman, the Board of Directors will select one of the independent directors to act as a lead director to coordinate the other independent directors and to chair the executive sessions of independent directors. If these offices are separated, the Chairman will act as the lead director and the Chief Executive Officer will be responsible to the Board of Directors for the overall management and functioning of the company. The Board of Directors believes that having flexibility in determining whether to separate the roles of Chairman and Chief Executive Officer from time to time is in the best interest of our company and our stockholders by allowing the Board to take into account the varying needs of the company and the structure and composition of the Board of Directors at any particular time.

Our management is responsible for identifying risks facing our company, including strategic, financial, operational and regulatory risks, implementing risk management policies and procedures and managing our day to day risk exposure. Although we do not have a formal risk oversight policy, the Board of Directors through the Audit Committee discusses with management our significant financial risk exposures and monitors the adequacy of our risk assessment and risk management policies. In addition, the Board of Directors is regularly presented with information at its regularly scheduled and special meetings regarding risks facing our company, and management provides more frequent, informal communications to the Board between regularly scheduled meetings which are designed to give the Board of Directors regular updates about our business. The Board of Directors considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk.

Committees of the Board of Directors

Our Board of Directors has established three standing committees, a Compensation Committee, an Audit Committee and a Corporate Governance Committee. Each of the standing committees has adopted a written charter which is available on the Investor Relations portion of our website at www.arraybiopharma.com. The Corporate Governance Guidelines adopted by the Board of Directors are also available on our website.

Compensation Committee

The Compensation Committee is responsible for determining executive officers' compensation, evaluating the performance of the Chief Executive Officer and administering the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan, the Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan and our Deferred Compensation Plan. The Compensation Committee held two meetings during the fiscal year ended June 30, 2011. Mr. Lefkoff (chair), Dr. Bullock and Dr. Caruthers were the members of the Compensation Committee during fiscal 2011. From July 1, 2010 until his resignation from the Board on August 15, 2011, Dr. Williams also was a member of the Compensation Committee. Mr. Van Lunsen was appointed to the Compensation Committee on September 1, 2011 to replace Dr. Caruthers who came off of the Compensation Committee due to the expiration of Dr. Caruthers' term as a director following the Annual Meeting. The Board of Directors has determined that all of the former and current members of our Compensation Committee are independent as defined by applicable rules of the NASDAQ Stock Market. The report of the Compensation Committee is included elsewhere in this Proxy Statement.

Audit Committee

The Audit Committee is responsible for (1) retaining, overseeing and approving the fees of our independent public accountants, (2) reviewing audit plans and results with our independent public accountants, (3) reviewing the independence of the independent public accountants, (4) pre-approving all audit and non-audit fees, and (5) reviewing our internal accounting controls and discussing the adequacy of those controls with our Chief Executive Officer and Chief Financial Officer. The Audit Committee is also responsible for reviewing and approving transactions in which Array participates and in which related parties have a direct or indirect material interest. The Audit Committee held five meetings during the fiscal year ended June 30, 2011. The members of the Audit Committee are Mr. Van Lunsen (chair), Dr. Zabriskie and Mr. Lefkoff. The Board of Directors has determined that all of the members of the Audit Committee meet the independence standards for audit committee members under applicable rules of the Securities and Exchange Commission and the applicable rules of the NASDAQ Stock Market. The Board of Directors has also determined that Mr. Lefkoff, Mr. Van Lunsen and Dr. Zabriskie qualify as "audit committee financial experts" as defined by applicable rules of the SEC. The report of the Audit Committee is included elsewhere in this Proxy Statement.

Corporate Governance Committee

The Corporate Governance Committee is responsible for the implementation of Array's Corporate Governance Guidelines and the evaluation and recommendation to the Board of Directors of candidates for election to the Board. The Committee also recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Array and such other activities as the Board of Directors may delegate to it from time to time. The Corporate Governance Committee will consider director nominations from our stockholders. The Corporate Governance Committee has not received any recommended nominations from any stockholders in connection with the 2011 Annual Meeting. See the sections below entitled "Stockholder Proposals for 2012 Annual Meeting" and "Stockholder Nominations to the Board of Directors" for information on submitting director nominations and other proposals for annual stockholder meetings. The Corporate Governance Committee held two meetings during the fiscal year ended June 30, 2011. Dr. Zabriskie (chair), Mr. Lefkoff and Dr. Bullock are members of the Corporate Governance Committee, and the Board of Directors has determined that all of them are independent as defined by applicable rules of the NASDAQ Stock Market.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties may communicate with members of the Board of Directors by e-mail at BoardofDirectors@arraybiopharma.com or by writing to them at the following address:

Array BioPharma Board of Directors
c/o Array BioPharma Inc.
3200 Walnut Street
Boulder, CO 80301

Our General Counsel will receive all communications addressed to the Board of Directors and, after copying them for the company's files, will forward each communication (by United States mail or other reasonable means determined by the General Counsel) to the director or directors to whom the communication is addressed.

Our General Counsel is not required to forward any communication determined in good faith to be frivolous, hostile, threatening, illegal or similarly unsuitable or to be unrelated to the duties and responsibilities of the Board. The General Counsel will retain copies of such communications in the company's files and make them available to any member of the Board of Directors at their request.

Any communication subject to this policy that is addressed to the Chairman of the Audit Committee, the non-management members of the Board of Directors as a group or the independent members of the Board of Directors as a group will be shared with management only upon the instruction of the Chairman of the Audit Committee. All other communications will be shared with management at the time they are forwarded to the Board of Directors.

Director Attendance at Annual Meetings

All directors are strongly encouraged to attend each of our annual stockholder meetings, unless a director is not standing for reelection and his or her term is to expire at that meeting. All of our directors attended our 2010 Annual Meeting, except Dr. Caruthers and Dr. Williams.

PROPOSAL 2 - APPROVAL OF AMENDMENT TO ARRAY BIOPHARMA INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

The Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan, or the ESPP, allows eligible employees of Array to acquire shares of our common stock at a discount through payroll deductions. The ESPP is intended to benefit Array and our stockholders by motivating our employees to contribute to the growth and success of our operations and encouraging them to remain employed by us by giving them an ownership stake in our company. Highly qualified employees are critical to our success and to our ability to achieve our strategic goals. We believe that equity incentives are essential for us to remain competitive in the marketplace for qualified personnel and that the ESPP is an important ingredient in our equity compensation offerings.

On August 5, 2010 the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the ESPP to increase the number of shares of common stock reserved for issuance under the ESPP by 600,000 shares, to an aggregate of 3,450,000 shares. Stockholders approved this amendment to the ESPP on November 4, 2010.

As of September 1, 2011, there were 568,883 shares of common stock authorized and available for future issuance under the ESPP. We expect participation in the ESPP to continue and that the shares remaining for issuance under the ESPP will not support this participation beyond 2011. Accordingly, the Board of Directors believes that the remaining authorized shares under the ESPP are insufficient to meet our needs and that an increase in the number of shares available for issuance under the ESPP is necessary to allow us to continue to provide this form of equity compensation that we believe helps us to attract, motivate and retain key employees. Therefore, on September 1, 2011 the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the ESPP to increase the number of shares of common stock reserved for issuance under the ESPP by 600,000 shares, to an aggregate of 4,050,000 shares.

As of September 1, 2011, there were 124 employees participating in the ESPP. Because participation in the ESPP is subject to the discretion of each eligible employee and the amounts received by participants under the ESPP are subject to the fair market value of our common stock on future dates, the benefits or amounts that will be received by any participant or groups of participants if the ESPP is approved are not currently determinable. As of September 1, 2011, there were five executive officers and 254 other employees of Array who were eligible to participate in the ESPP.

We intend to register the additional 600,000 shares in a Registration Statement on Form S-8 under the Securities Act of 1933 as soon as practicable after receiving stockholder approval.

The summary of the material provisions of the ESPP set forth below is qualified in its entirety by the complete text of the ESPP, a copy of which is attached as Appendix A to this Proxy Statement.

Summary of Material Provisions of the ESPP

Our Board of Directors adopted and our stockholders approved the ESPP in September 2000, effective upon the closing of our initial public offering in November 2000. Amendments to our ESPP were subsequently adopted by our Board of Directors on November 17, 2000, on September 12, 2002 (which amendments were approved by our stockholders on October 31, 2002), on April 29, 2004, on December 9, 2005 (which amendments were approved by our stockholders on November 2, 2006), on September 11, 2008 (which amendments were approved by our stockholders on October 30, 2008), on September 7, 2009 (which amendment was approved by our stockholders on October 29, 2009), on August 5, 2010 (which amendment was approved by our stockholders on November 4, 2010) and on September 1, 2011, which amendment is subject to the approval by stockholders at the 2011 Annual Meeting.

The ESPP permits eligible employees to elect to have a portion of their pay deducted by us to purchase shares of our common stock at a discount. The Compensation Committee determines the length and duration of the periods, known as offering periods, during which payroll deductions will be accumulated to purchase shares of common stock. Within a single offering period, we may permit periodic purchases of stock during periods, known as purchase periods.

We currently have a 12-month offering period that ends on December 31st of each year and two six-month purchase periods ending on June 30th and December 31st of each year. However, if our closing stock price on July 1st is lower than our closing stock price on January 1st, then the original 12-month offering period terminates and the purchase rights under the original offering period roll forward into a new six-month offering period with a corresponding purchase period that begins July 1st and ends December 31st. As a result, the purchase price for purchases made on behalf of the participants on December 31st is equal to 85% of the lowest stock price on January 1st, July 1st or December 31st of that year. The Compensation Committee may modify the duration of the offering periods and the purchase periods in the future.

Administration

The ESPP is administered by the Compensation Committee. The Compensation Committee has the authority to interpret the ESPP, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the ESPP. All of the Compensation Committee's determinations will be final and binding.

Shares Subject to the ESPP

Currently, we have reserved 3,450,000 shares of common stock for issuance under our ESPP. Our stockholders are being asked to approve at this Annual Meeting an increase in this number to an aggregate of 4,050,000 shares. If there is any increase or decrease in the number of shares of common stock without receipt of consideration by Array (for instance, by a recapitalization or stock split), there may be a proportionate adjustment to the number and kinds of shares that may be purchased under the ESPP.

Eligibility

All of our employees whose customary employment is for more than five months in any calendar year are eligible to participate in this plan, provided that any employee who would own 5% or more of the total combined voting power or value of our common stock immediately after any grant is not eligible to participate. An employee must be employed on the last day of the purchase period in order to acquire stock under the ESPP, unless the employee has retired, died or become disabled, or returned to active service from lay-off or approved leave of absence.

Participation Election

An eligible employee may become a participant in the ESPP by completing an election to participate in the ESPP in an online form provided by our stock plan administrator. The form authorizes us to have deductions, not to exceed 15% of pay, made from pay on each payday following enrollment in the ESPP. The deductions or contributions are credited to the employee's account under the ESPP. A participating employee may only increase or decrease his or her payroll deduction or periodic cash payments to take effect on the first day of the next purchase period, by notifying our stock plan administrator regarding election to participate in the ESPP. A participating employee may terminate payroll deductions or contributions at any time, and the amounts in the employee's account will be returned to the employee, and the employee's option to purchase shares under the ESPP will terminate, unless the employee notifies us not to have such amounts distributed, in which case the amounts will remain in the employee's account and available to purchase shares during the applicable offering period under the ESPP.

Purchase Price

Rights to purchase shares of our common stock are deemed granted to participating employees as of the first trading day of each offering period. The purchase price for each share is set by the Compensation Committee, but may not be less than 85% of the fair market value of our common stock on (i) the first trading day of the offering period or (ii) the day on which the shares are purchased, or the Purchase Date, whichever is lower. The Compensation Committee has approved a purchase price equal to 85% of the lower of these two amounts, but may modify this purchase price in the future subject to the limitation described in this paragraph.

Purchase Limit

No employee may purchase common stock in any calendar year under the ESPP having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the offering period. The value of any shares acquired under any other "employee stock purchase plans" that may be adopted by Array or any parent or subsidiary are included in calculating this maximum.

Purchase of Common Stock

On the Purchase Date, a participating employee is credited with the number of whole shares of common stock purchased under the ESPP for the applicable offering period. Common stock purchased under the ESPP is held by a broker we designate. We may require shares be retained with such broker for a designated period of time, and may impose a holding period requirement of up to twelve months from the Purchase Date for shares of common stock purchased by participating employees under the ESPP. We may also establish procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares.

If in any purchase or offering period the number of unsold shares that may be made available for purchase under the ESPP is insufficient to permit eligible employees to exercise their rights to purchase shares, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds remaining in a participating employee's account will be refunded.

Termination of Participation

A participating employee will be refunded all monies in his or her account, and his or her participation in the ESPP will be terminated, if, prior to the Purchase Date: (i) the employee ceases to be eligible to participate in the ESPP, (ii) the Board of Directors terminates the ESPP (provided that termination of the ESPP will not impair the vested rights of the participant), or (iii) the participating employee leaves the employ of Array, other than by retirement, or is discharged for cause.

If a participating employee terminates participation in the ESPP because of his or her retirement or death, or because of an involuntary termination of employment without cause, the employee (or his or her representative in the event of death) can choose to either: (i) purchase common stock on the Purchase Date with the amounts then accumulated in the employee's account or (ii) have all monies in the employee's account refunded.

Lay-off, Authorized Leave of Absence or Disability

During any period of absence of the employee from work due to lay-off, authorized leave of absence or disability, the employee can elect (i) to have payroll deductions suspended or (ii) to make periodic payments to the ESPP in cash. If the participating employee returns to active service prior to the Purchase Date, the employee's payroll deductions will be resumed. If the employee did not make periodic cash payments during the employee's period of absence, the employee may elect to either: (x) make up any deficiency in the employee's account resulting from a suspension of payroll deductions by an immediate cash payment; (y) not to make up the deficiency in his or her account, in which event the number of shares to be purchased by the employee will be reduced to the number of whole shares which may be purchased with the amount, if any, credited to the employee's account on the Purchase Date; or (z) withdraw the amount in the employee's account and terminate the employee's option to purchase. If a participating employee's period of lay-off, authorized leave of absence or disability terminates on or before the Purchase Date, and the employee has not resumed active employment with Array or a participating affiliate, the employee will receive a distribution of his or her account.

Assignment

No participating employee may assign his or her rights to purchase shares of common stock under the ESPP, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of common stock under the ESPP may be made only to the participating employee (or, in the event of the employee's death, to the employee's estate). Once stock has been issued to the employee or for his or her account, such stock may be assigned the same as any other stock.

Amendment of Plan

The Board of Directors may, at any time, amend the ESPP in any respect; however, our stockholders must also approve amendments (i) increasing the number of shares that may be made available for purchase under the ESPP or (ii) changing the eligibility requirements for participating in the ESPP. In addition, no amendment may be made to the ESPP that impairs the vested rights of participating employees.

Termination of Plan

The Board of Directors may terminate the ESPP at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participants that have vested at the time of termination. The ESPP will, without further action of the Board of Directors, terminate at the earlier of (i) the expiration of the term of the ESPP, which is currently September 8, 2020, and (ii) such time as all shares of common stock that may be made available for purchase under the ESPP have been issued.

Reorganizations

Upon a reorganization in which we are not the surviving corporation or a sale of assets or stock, the ESPP and all rights outstanding shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation or assumption of the ESPP, or for the substitution of the rights under the ESPP with rights covering the stock of the successor corporation.

No Employment Rights

Neither the ESPP nor any right to purchase common stock under the ESPP confers upon any employee any right to continued employment with Array or a participating affiliate.

Federal Income Tax Consequences

The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the ESPP are taxable income to participating employees in the year in which the amounts otherwise would have been received, but the participating employees will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase common stock (on the first day of an offering period) or when the right to purchase common stock is exercised (on the last day of the purchase period).

If the participating employee holds the common stock purchased under the ESPP for at least two years after the first day of the offering period in which the common stock was acquired (the "Grant Date") and for at least one year after the date the common stock is purchased, when the participating employee disposes of the common stock, he or she will recognize as ordinary income an amount equal to the lesser of:

    (i)
    the excess of the fair market value of the common stock on the date of disposition over the price paid for the common stock; or

    (ii)
    the fair market value of the common stock on the Grant Date multiplied by the discount percentage for stock purchases under the ESPP. The discount percentage is currently 15%, although we may use a lesser discount percentage, including a zero discount percentage.

If the participating employee disposes of the common stock within two years after the Grant Date or within one year after the date the common stock is purchased, he or she will recognize ordinary income equal to the fair market value of the common stock on the last day of the purchase period in which the common stock was acquired less the amount paid for the common stock. The ordinary income recognition pertains to any disposition of common stock acquired under the ESPP (such as by sale, exchange or gift).

Upon disposition of the common stock acquired under the ESPP, any gain realized in excess of the amount reported as ordinary income will be reportable by the participating employee as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the common stock may be added to the purchase price in determining any remaining capital gain or loss. Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the common stock for at least one year. Otherwise, the capital gain or loss will be short-term.

If the participating employee satisfies the two-year holding period for common stock purchased under the ESPP, we will not receive any deduction for federal income tax purposes with respect to that common stock or the right under which it was purchased. If the employee does not satisfy the two-year holding period, we will be entitled to a deduction in an amount equal to the amount that is considered ordinary income. Otherwise, the ESPP has no tax effect on Array.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state and local, foreign or estate and gift tax consequences that may arise in connection with participation in the ESPP.

Plan Benefits Under the Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan

The following table sets forth, for our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers named in this Proxy Statement, all current executive officers as a group and all other employees who participated in the ESPP as a group: (a) the number of shares of common stock purchased under the ESPP during the year ended June 30, 2011, and (b) the dollar value of the benefit, which is calculated as the fair market value per share of the common stock on the date of purchase, minus the purchase price per share of common stock under the ESPP:

Name of Individual and Position or Identity of Group	Number of Shares Purchased (1)	Dollar Value of Benefit (1)

Robert E. Conway, Chief Executive Officer	2,200	$1,342
Kevin Koch, Ph.D., President and Chief Scientific Officer	-	-
David L. Snitman, Ph.D., Chief Operating Officer and Vice President, Business Development	-	-
R. Michael Carruthers, Chief Financial Officer	1,339	817
John R. Moore, Vice President and General Counsel	-	-
All current executive officers as a group (5 persons)	3,539	2,159
All other employees as a group	525,768	320,324
(1)
Consists of shares purchased under the ESPP as of December 31, 2010 and does not include shares for which purchase rights have accumulated under the ESPP for the offering period that began January 1, 2011 as the number of shares to be purchased and the dollar value of those shares are not determinable.

Equity Compensation Plan Information

The following table provides information as of June 30, 2011 about the shares of common stock that may be issued upon the exercise of options under our existing equity compensation plans, which include the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan and the Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan. Array has no equity compensation plans that have not been approved by our stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- Average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)

Equity compensation plans approved by stockholders:
Amended and Restated Array BioPharma Inc.
Stock Option and Incentive Plan (1)	10,053,723	$6.45	6,880,356
Array BioPharma Inc. Amended and Restated
Employee Stock Purchase Plan (2)	-	-	568,883
Equity compensation plans not approved by stockholders	-	-	-

Total	10,053,723		7,449,239

(1)
The shares available for issuance under the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan is increased automatically by an amount equal to the difference between (a) 25% of our issued and outstanding shares of capital stock (on a fully diluted, as converted basis) and (b) the sum of the shares relating to outstanding option grants plus the shares available for future grants under such Stock Option and Incentive Plan.
(2)
The number of securities remaining available for future issuance does not include the additional 600,000 shares proposed to be authorized for issuance under the Employee Stock Purchase Plan for which stockholder approval is being sought at the 2011 Annual Meeting.

Required Vote

The approval by the affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is required to approve the amendment to the ESPP. Abstentions will have the same effect as a negative vote. Broker "non-votes" will not be counted for purposes of approving Proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN CONTAINED IN PROPOSAL 2.

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), stockholders are now entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are designed to attract, retain and motivate talented executives capable of providing the leadership, vision and execution necessary to achieve our business objectives and create long-term stockholder value. We seek to create a pay-for-performance environment that aligns the interests of our executive officers with the creation of stockholder value.

The primary components of our executive compensation program include the following:

•
Salary:   Base salary is the primary fixed component of our executive compensation program. Because base salary is a key reference point for individuals considering a change in employment, we must offer industry competitive salaries to attract and retain talented management. Salaries are generally set within a range of salaries paid to industry peers and reflect variations for individuals based on personal professional and industry experience, levels of responsibility and competition for talent in certain areas.

•
Performance Bonus Program:  Our performance-based bonus program allows our executives and other employees to earn an annual bonus based on achievement of company performance goals and objectives established at the outset of each fiscal year. The performance goals consist of financial goals, discovery research goals, development goals relating to our proprietary programs and partnering goals relating to new out-licensing transactions. The same goals apply company-wide to all employees, and in fiscal 2009, 2010 and 2011, the bonuses were paid in shares of our Common Stock. The program is designed to strengthen the connection between individual performance and company success and to reinforce a pay-for-performance philosophy. Our performance bonus program is also intended to ensure that total compensation of our employees, including our executives, is competitive within our industry.

•
Equity Compensation:  We provide equity compensation to our executives and other employees in the form of stock options that vest generally over a four-year period. Our equity compensation is designed to encourage retention because the recipient must remain employed to receive the award and to align the interests of our executives and other employees with those of our stockholders by creating an incentive to maximize stockholder value.

•
Payments Upon Termination or Change in Control:  We have entered into employment agreements with all of our named executive officers. These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as in connection with a change-in-control of Array, and for the acceleration of vesting of all or a portion of outstanding stock options upon a change in control. The severance and change in control benefits is common among our peer group, and the Compensation Committee believes that providing mutually-agreed to severance arrangements provides us with more flexibility to make a change in management if it is in the best interest of our stockholders. In addition, payments upon a change in control promote the ability of our executives to act in the best interests of our stockholders even though they may be terminated as a result of the transaction.

We urge you to read the more detailed discussion of executive compensation below contained in the section entitled Compensation Discussion and Analysis and in the tables and narrative discussion that follow.

Because the vote is advisory, it is not binding on the Board of Directors or Array. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

The Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote "FOR" the following resolution:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR EXECUTIVE COMPENSATION UNDER PROPOSAL 3.

PROPOSAL 4 - ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION
OF AN ADVISORY STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enable stockholders to indicate their preference regarding how frequently the company should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statements. Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on the resolution below:

  "RESOLVED, that the alternative of soliciting advisory stockholder approval of the compensation of Array's named executive officers once every one, two or three calendar years that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting shall be considered the frequency preferred by the stockholders."

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of the Company's named executive officers be submitted to the stockholders every year.

We value the opinion of our stockholders and welcome communication regarding our executive compensation policies and practices. Accordingly, after taking into account various considerations, the Board believes that an annual vote is the most appropriate alternative for Array, as it will provide stockholders with the ability to express their views on our executive compensation policies and practices each year.

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation. Instead, the stockholders are being asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every year, every other year or every three years. The frequency that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders.

As this vote is advisory, it will not be binding upon the Board or Array and the Board may decide that it is in the best interest of our stockholders to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders. However, the Board will carefully consider the outcome of this vote when considering the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF "ONE YEAR" ON PROPOSAL 4 AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 5 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

KPMG LLP has served as our independent registered public accountants since October 14, 2004. Representatives from KPMG LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions at the Annual Meeting.

We are asking the stockholders to ratify the Audit Committee's selection of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2012. If the stockholders do not ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of Array and our stockholders.

Required Vote

The approval by the affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is required to ratify the selection of KPMG LLP. Abstentions will have the same effect as a negative vote. Broker "non-votes" will not be counted for purposes of approving Proposal 5.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2012.

AUDIT COMMITTEE REPORT

The information in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filings.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2011, with our management and with our independent registered public accountants, KPMG LLP. In addition, the Audit Committee discussed with KPMG LLP the matters required to be discussed by the statement on Auditing Standards No. 114, as amended, relating to the conduct of the audit. The Audit Committee also discussed with KPMG LLP the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of the non-audit services provided by the independent registered public accountants with their independence.

Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2011 be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2011, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Gil J. Van Lunsen (Chair)
Kyle A. Lefkoff
John L. Zabriskie, Ph.D.

Fees Billed by the Principal Accountant

We were billed the following fees by our independent registered public accountants for the fiscal years ended June 30, 2011 and 2010:

	Years Ended June 30,
	2011	2010

Audit Fees (1)	$505,500	$502,387
Audit-Related Fees (2)	137,138	141,733
Tax Fees (3)	-	-
All Other Fees (4)	-	-
  (1)
  Audit fees consist of fees for services necessary to perform the audit of our financial statements for fiscal 2011 and 2010 and review of, documents filed with the SEC.

  (2)
  Audit-related fees consist of fees for assurance and related services reasonably related to the performance of the audit or review.

  (3)
  Tax fees consist of fees for tax compliance, tax advice and tax planning services.

  (4)
  All other fees include the aggregate of the fees billed in each of the last two fiscal years for products and services provided by the principal accountant other than the products and services disclosed as Audit Fees, Audit-Related Fees and Tax Fees.

Pre-Approval of Services

The Audit Committee pre-approves all audit and non-audit services rendered by our independent auditor. The Audit Committee has not adopted a formal written policy or procedures for the pre-approval of audit and non-audit services rendered by our independent auditor. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee approved all audit fees for fiscal year 2011.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 1, 2011, by:

    •
    Each of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, whom we collectively refer to as our named executive officers;

    •
    Each of our directors;

    •
    All of our directors and executive officers as a group; and

    •
    Each person (or group of affiliated persons) known by us to beneficially own more than 5% of our outstanding common stock.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (a)

Named Executive Officers:
Robert E. Conway (b)	1,504,712	2.6%
R. Michael Carruthers (c)	328,001	*
Kevin Koch, Ph.D. (d)	1,508,883	2.6%
David L. Snitman, Ph.D. (e)	2,092,873	3.6%
John R. Moore (f)	202,798	*
Directors:
Kyle A. Lefkoff (g)	169,585	*
Francis J. Bullock, Ph.D. (h)	140,000	*
Marvin H. Caruthers, Ph.D. (i)	566,934	1.0%
Gil J. Van Lunsen (j)	101,260	*
John L. Zabriskie, Ph.D. (k)	180,000	*
All directors and executive officers as a group (10 persons) (l)	6,795,046	11.3%
Five percent shareholders:
FMR LLC (m)	4,758,770	8.3%
Deerfield Management Company, LP (n)	5,690,596	9.9%
Kopp Investment Advisors, LLC (o)	3,334,480	5.8%
Capital Research Global Investors (p)	3,615,000	6.3%
BlackRock, Inc. (q)	3,874,789	6.8%
BVF Inc. (r)	3,437,823	6.0%
*
Less than 1%.

(a)
Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. For purposes of calculating the number and percentage of shares beneficially owned, the number of shares of common stock deemed outstanding consists of [57,021,053] shares outstanding on September 1, 2011 plus the number of shares of common stock underlying stock options held by the named person that are exercisable as of October 31, 2011. Except as otherwise specified below, the address of each of the beneficial owners identified is c/o Array BioPharma Inc., 3200 Walnut Street, Boulder, Colorado 80301.

(b)
Includes options to purchase 848,516 shares of common stock that are exercisable as of October 31, 2011 and 80,000 shares held in uniform gift to minor accounts for the benefit of Mr. Conway's children.

(c)
Includes options to purchase 248,989 shares of common stock that are exercisable as of October 31, 2011. Of these shares, Mr. Carruthers has pledged 50,000 shares to secure his obligations under a loan to a third party.

(d)
Includes options to purchase 664,632 shares of common stock that are exercisable as of October 31, 2011, 99,000 shares held in trust for the benefit of Dr. Koch's children and 43,286 shares of common stock held by Dr. Koch's spouse.

(e)
Includes options to purchase 531,160 shares of common stock that are exercisable as of October 31, 2011 and 119,950 shares of common stock held in trust for the benefit of Dr. Snitman's minor children.

(f)
Includes options to purchase 199,386 shares of common stock that are exercisable as of October 31, 2011 and options to purchase 3,412 shares of common stock that are exercisable as of October 31, 2011 held by Mr. Moore's spouse.

(g)
Includes 24,585 shares of common stock in trust for the benefit of Mr. Lefkoff's minor children, 15,000 shares of common stock held by BV Partners III Profit Sharing account for the benefit of Mr. Lefkoff and options to purchase 120,000 shares of common stock that are exercisable as of October 31, 2011. The address of Mr. Lefkoff is c/o Boulder Ventures, 1941 Pearl Street, Suite 300, Boulder, Colorado 80302.

(h)
Includes options to purchase 120,000 shares of common stock that are exercisable as of October 31, 2011.

(i)
Includes 131 shares of stock held by The Caruthers Family, LLC, of which Dr. Caruthers is the manager and a member. Dr. Caruthers disclaims beneficial ownership in these shares except to the extent of his pecuniary interest in such shares. Includes 269,040 shares of common stock held in a grantor retained annuity trust of which Dr. Caruthers is the trustee and options to purchase 120,000 shares of common stock that are exercisable as of October 31, 2011.

(j)
Includes options to purchase 96,000 shares of common stock that are exercisable as of October 31, 2011.

(k)
Includes options to purchase 120,000 shares of common stock that are exercisable as of October 31, 2011.

(l)
Includes options to purchase 3,072,095 shares of common stock that are exercisable as of October 31, 2011.

(m)
Based on information set forth in Schedule 13G filed under the Exchange Act on February 16, 2010, reporting 4,758,770 shares beneficially owned by Fidelity Management & Research Company, an investment advisor and wholly-owned subsidiary of FMR LLC ("Fidelity"), FMR LLC, through its control of Fidelity, Edward C. Johnson 3d, the Chairman of FMR LLC, and Fidelity Growth Company Fund, an investment company advised by Fidelity, each of which has sole power to dispose of the shares. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares, which resides with the Funds. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(n)
Based on information set forth in Schedule 13G filed under the Exchange Act on February 3, 2011 reporting 12,656,530 shares which includes 10,766,000 common stock warrants, beneficially owned by Deerfield Capital, L.P.; 2,511,489 shares which includes 766,000 common stock warrants, beneficially owned by Deerfield Partners, L.P.; 145,041 shares beneficially owned by Deerfield Special Situations Fund, L.P.; 3,941,316 shares which includes 1,234,000 common stock warrants beneficially owned by Deerfield Management Company, L.P.; 3,704,669 shares which includes 1,234,000 common stock warrants, beneficially owned by Deerfield International Limited; 3,830,000 common stock warrants beneficially owned by Deerfield Private Design Fund, L.P.; 6,170,000 common stock warrants beneficially owned by Deerfield Private Design International, L.P.; and 236,647 shares beneficially owned by Deerfield Special Situations Fund International Limited. All such shares are deemed beneficially owned by James E. Flynn, the managing member and a control person of the foregoing entities, which together constitute a Section 13(d) "group." The provisions of warrants beneficially owned by the reporting person restrict the exercise of such warrants to the extent that, upon such exercise, the numbers of shares then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) "group" would exceed 9.98% of the total number of shares of the issuer then outstanding (the "Ownership Cap"). Accordingly, notwithstanding the number of shares reported in the Schedule 13G, such group disclaims beneficial ownership of the shares underlying the warrants to the extent beneficial ownership of such shares would cause the group to exceed the Ownership Cap. The address of Deerfield Management Company, LP is 780 Third Avenue, 37th Floor, New York, NY 10017.

(o)
Based on information set forth in Schedule 13D filed under the Exchange Act on June 17, 2011, reporting 3,120,221 shares beneficially owned by both Kopp Investment Advisors, LLC (KIA), which are held in discretionary accounts managed by KIA; 3,120,221 shares beneficially owned by Kopp Holding Company, LLC as the parent entity of KIA; and 3,334,480 shares beneficially owned by LeRoy C. Kopp, directly and indirectly, including by virtue of his position as a control person of the foregoing entities. The address of Kopp Investment Advisors, LLC is 8400 Normandale Lake Boulevard, Suite 1450, Bloomington, MN 55437.

(p)
Based on information set forth in Schedule 13G filed under the Exchange Act on February 11, 2011, reporting 3,615,000 shares beneficially owned by Capital Research Global Investors, a division of Capital Research and Management Company (CRMC), as a result of CRMC acting as investment advisor to various investment companies registered under the Investment Company Act of 1940. Capital Research Global Investors disclaims beneficial ownership of such shares pursuant to Rule 13d-4. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(q)
Based on information set forth in Schedule 13G filed under the Exchange Act on February 2, 2011, reporting 3,874,789 shares beneficially owned by BlackRock, Inc. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(r)
Based on information set forth in Schedule 13G filed under the Exchange Act on August 18, 2011, reporting 3,437,823 shares indirectly beneficially owned by BVF Partners, L.P., as the general partner of Biotechnology Value Fund, L.P., reported as beneficially owning 718,023 shares, and Biotechnology Value Fund II, L.P., reported as beneficially owning 441,600 shares, the manager of BVF Investments, L.L.C., reported as beneficially owning 2,043,500 shares, and the investment advisor of Investment 10, L.L.C., reported as beneficially owning 234,700 shares. BVF Inc. is also reported as indirectly beneficially owning 3,437,823 shares as the general partner of BVF Partners, L.P. The address of BVF Partners, L.P. is 900 North Michigan Avenue, Suite 1100, Chicago, IL 60611.

EXECUTIVE OFFICERS

The table below shows the names, ages and positions of our executive officers as of September 1, 2011.

Name	Age	Position

Robert E. Conway	57	Chief Executive Officer
Kevin Koch, Ph.D.	51	President and Chief Scientific Officer
David L. Snitman, Ph.D.	59	Chief Operating Officer and Vice President, Business Development
R. Michael Carruthers	54	Chief Financial Officer
John R. Moore	47	Vice President, General Counsel and Secretary

Please see "PROPOSAL 1 ELECTION OF DIRECTORS " above for the biographies of Mr. Conway, Dr. Koch and Dr. Snitman.

R. Michael Carruthers

Mr. Carruthers, 54, has served as our Chief Financial Officer since December 1998, and served as Secretary from December 1998 until October 2002. Prior to joining Array, Mr. Carruthers was Chief Financial Officer from October 1993 until December 1998 of Sievers Instrument, Inc. From May 1989 until October 1993, Mr. Carruthers was the treasurer and controller for the Waukesha division of Dover Corporation. Mr. Carruthers was previously employed as an accountant with Coopers & Lybrand, LLP. He currently serves on the Board of Directors of Pyxant Labs, a private company. Mr. Carruthers received a B.S. in accounting from the University of Colorado and an M.B.A. from the University of Chicago.

John R. Moore

Mr. Moore, 47, has served as our Vice President and General Counsel since May 2002 and as Secretary since October 2002. Prior to joining Array, Mr. Moore was an associate for three years with the law firm of Wilson Sonsini Goodrich & Rosati where he negotiated transactions involving technology, intellectual property and products. From September 1992 to July 1996, and August 1996 to June 1999, Mr. Moore was an associate with the law firms of Kenyon & Kenyon and Arnold White & Durkee, respectively, where he focused on intellectual property matters. Mr. Moore received a J.D. from the University of North Carolina at Chapel Hill School of Law, a M.S. in Biochemistry from the University of Illinois at Urbana-Champaign and a B.S. in Chemistry from the University of North Carolina at Chapel Hill.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Array BioPharma Inc. oversees Array's compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 and our Proxy Statement to be filed in connection with our 2011 Annual Meeting of Stockholders, each of which will be filed with the Securities and Exchange Commission.

Compensation Committee

Kyle Lefkoff (Chair)
Francis Bullock, Ph.D.
Marvin Caruthers, Ph.D.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for our named executive officers, who we may refer to as our NEOs, and who consist of our principal executive officer, principal financial officer and the three most highly-compensated executive officers other than the principal executive officer and principal financial officer, for our fiscal year ended June 30, 2011. It includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provide.

General

The Compensation Committee of our Board of Directors, or the Committee, has responsibility for determining the compensation of our NEOs for approval by our independent directors. The Committee also administers our Amended and Restated Stock Option and Incentive Plan, or the Option Plan, and our ESPP, and considers and approves new hire and periodic retention grants under the Option Plan to NEOs and other members of management and determines the terms of performance-based compensation under our annual Performance Bonus Program applicable to our NEOs and other salaried employees. The Committee acts pursuant to a charter that has been approved by our Board, a copy of which is available on the Investor Relations section of our website at www.arraybiopharma.com.

Objectives and Philosophy of Our Compensation Program

The compensation program for our NEOs is designed to attract, retain, motivate and reward talented executives who can contribute to our long-term success and thereby build value for our stockholders. Our compensation program is based on the following key principles:

  •
  A significant component of pay that is linked with performance and the achievement of our strategic goals.
  •
  Overall compensation that is competitive in the industry in which we compete for executive talent.
  •
  Alignment of NEO interests with those of our stockholders through equity compensation.
  •
  Recognition of individual contributions, teamwork and performance.

Other factors specific to our company weigh heavily into our NEO compensation decisions, such as the following:

Evolution of Business

Our NEOs are executing our long-term business strategy to build a commercial-stage biotechnology company, as well as nearer term strategies that support our long-term objectives, and we believe their compensation should create appropriate incentives that are consistent with these strategies. Accordingly, the Committee evaluates and adjusts the performance metrics annually for performance-based compensation for our NEOs to align them with our strategic goals. In addition, our senior team, which has not appreciably increased in size, is managing a changing and increasingly complex business. We strive to recognize these efforts by compensating NEOs for the increased demands and risks associated with our business model, such as through annual merit pay increases and stock option awards.

Intense Competition for Management Talent

Like any company, we strive to recruit top talent at all levels of our organization. It is Array's strategy to build an integrated, commercial-stage biopharmaceutical company. The competition for executive talent in certain areas of our business, most notably clinical development talent, is especially intense. As we build our clinical capabilities, we may on occasion find it necessary to exceed the total compensation offered by more established competitors, including our peer group, to attract the talent we need in this area.

Compensation Methodology

The Committee annually reviews target salary, performance bonus and equity compensation for our NEOs and other members of senior management, and periodically reviews other elements of compensation. Compensation decisions are based primarily on the following:

  •
  Peer and industry data.  The Committee uses peer and industry data as a reference in setting base salaries, determining the appropriate level and mix of equity compensation and the type and portion of compensation tied to performance goals.

  •
  Annual performance reviews.  Our Chairman conducts annual performance reviews of our Chief Executive Officer, and our Chief Executive Officer conducts and presents the performance reviews of the other NEOs and members of senior management to the Committee at the end of each fiscal year. Based on these reviews, the Committee considers individual factors, such as:

  –
  Long-term performance
  –
  Tenure with the company
  –
  Retention concerns
  –
  Prior and potential for future contributions to company growth
  –
  Industry experience

  •
  CEO recommendations.  The Committee seeks the input of Mr. Conway in setting the salary and target bonus levels for other NEOs and members of management. The Committee also considers recommendations from Mr. Conway regarding annual performance metrics and target amounts under the Performance Bonus Program.

Following the end of each fiscal year, the Committee reviews and determines the base salaries of Mr. Conway and the other NEOs and approves the target bonus amounts under the Performance Bonus Program for the upcoming fiscal year based on a percentage of base salary for the NEOs and the rest of the management team. The Committee determines the annual performance goals under the Performance Bonus Program for the upcoming year through an iterative process with management, and seeking input from the other independent directors on the Board as it considers appropriate, adjusting as appropriate the recommendations of management regarding the performance metrics and the target amounts in light of the Company's near- and long-term strategic goals and operating plan for the upcoming year. Following completion of the audit of our annual financial statements, the Committee approves the specific bonus amounts payable to the NEOs and other members of management under the Performance Bonus Program based on actual company and individual performance.

The Committee's approach in establishing Mr. Conway's compensation is consistent with the approach in establishing the compensation of the other NEOs, but to base a larger percentage of his target compensation on Array's long-term performance. Accordingly, under Mr. Conway's employment agreement, Mr. Conway is eligible to receive an annual performance-based bonus, anticipated to range between 25% and 75%, with a target of 50%, of Mr. Conway's base salary, provided that minimum performance criteria are achieved under the Performance Bonus Program.

The Committee has the authority to engage outside compensation consultants to advise it in determining executive compensation and during fiscal 2008 retained Watson Wyatt Worldwide to perform a comprehensive analysis of our executive compensation programs, including a competitive assessment of our compensation programs against a group of peer companies in our industry and with whom we compete for executive talent, and to provide input to the Committee on structuring and implementing our compensation programs in fulfilling our compensation objectives. The Committee did not retain compensation consultants during fiscal 2011.

Peer and Industry Data

As a point of reference to ensure our compensation is competitive, the Committee considers peer company and industry survey data. In setting NEO compensation for fiscal 2011, the Committee analyzed publicly available data for the following 12 peer pharmaceutical and biotechnology companies.

• Arena Pharmaceuticals, Inc.	• Infinity Pharmaceuticals, Inc.
• Ariad Pharmaceuticals, Inc.	• InterMune Inc.
• Arqule Inc.	• Lexicon Pharmaceuticals, Inc./DE
• Cytokinetics Inc.	• Rigel Pharmaceuticals, Inc.
• Exelixis, Inc.	• Xenoport Inc.
• Idenix Pharmaceuticals Inc.	• Zymogenetics, Inc.

These peer companies were selected from among publicly-held U.S. pharmaceutical and biotechnology companies based on the following criteria: companies with comparable operations, a market capitalization of not less than approximately $120 million or more than $825 million, not fewer than 100 or more than 700 employees, clinical development-stage operations and a substantial portion of their revenues not related to marketed products. These companies are the same companies we use in comparing our overall performance.

In setting compensation for fiscal 2012, the Committee selected the following peer companies with comparable operations from among publicly-held U.S. pharmaceutical and biotechnology companies:

• Alnylam Pharmaceuticals, Inc.	• Infinity Pharmaceuticals, Inc.
• Arena Pharmaceuticals, Inc.	• Lexicon Pharmaceuticals, Inc./DE
• Arqule Inc.	• Micromet, Inc.
• Cadence Pharmaceuticals, Inc.	• Rigel Pharmaceuticals, Inc.
• Cytokinetics Inc.	• Xenoport Inc.
• Exelixis, Inc.	• Xoma Ltd.
• Idenix Pharmaceutical Inc.

These companies were selected based on the following criteria: companies that had between 100 and 400 employees with a market capitalization of between $150 million and $500 million, with the exception of two otherwise comparable companies one of which had a market capitalization below and the other of which had a market capitalization above this range.

The Committee may also take into account broader based life sciences industry survey data for executive compensation among companies of our size published by Radford Surveys and Consulting as we believe that this information provides us with a statistically significant sample that supplements our peer group data. We generally target total compensation for our NEOs at the 50th percentile of the survey group; however total compensation for several of our NEOs in fiscal 2011 and historically has been below this level because an NEO may have fewer responsibilities than the comparable executive level in the survey group, or as a result of other factors, including historical pay, individual performance and marketplace demands for the position.

As our business model evolves, the Committee will reevaluate the peer companies used in benchmarking executive compensation to ensure the peer companies are comparable in size, market capitalization and the scope and nature of their operations to Array.

Elements of Our Compensation Program

The primary components of executive compensation are industry competitive salaries, bonuses of cash and/or equity based on annual operational and financial objectives and on individual merit, and equity compensation grants of stock options upon hiring and periodically through retention grants.

Salary

We believe base salary is the key compensation-related reference point for individuals considering an employment change and that we must offer industry competitive base salaries. Our peer group analysis and industry survey data therefore serve as a starting point in setting salaries for our NEOs. We generally target a base salary for NEOs at the 50th percentile of the survey group, although for fiscal 2011 and historically base salary for several of our NEOs has been below this level, with limited exceptions where an NEO takes on additional responsibilities or has unique and valuable experience. Although peer data is an important reference point, the Committee recognizes that titles and levels of responsibility vary greatly from company to company and considers other factors, such as industry experience and competition for talent in certain areas.

Performance Bonus Program

As more fully described below, we have established a Performance Bonus Program under which bonuses are paid to our NEOs and other employees based on achievement of company performance goals and objectives established by the Committee as well as on individual performance. The bonus program is intended to strengthen the connection between individual compensation and company success; reinforce our pay-for-performance philosophy by awarding higher bonuses to higher performing employees; and help ensure that our compensation is competitive. Under the terms of the Performance Bonus Program, the Committee may determine to pay bonuses in shares of common stock, stock options, cash or any combination. For the bonus payouts in fiscal 2009 and 2010, the Committee has approved the issuance of shares of common stock under our Amended and Restated Stock Option and Incentive Plan, primarily as a means of helping Array conserve its capital resources, and intends to do so for fiscal 2011 performance bonuses as well.

Each NEO is eligible to receive a bonus under the program calculated by multiplying his base salary by a percentage value assigned to him or to his position by the Committee. During fiscal 2011, the target bonus amounts were 35% or 40% of base salary for our executive officers other than Mr. Conway, and Mr. Conway's target bonus amount was 50% of his base salary. Following the end of each fiscal year, the Committee determines in its discretion the extent to which the company-wide and individual performance goals were attained. Based on this assessment, the Committee awards bonuses equal to a varying percentage of an employee's target bonus amount. The Committee may award a bonus in an amount less than or greater than the amount earned by a participant under the bonus program, and individual bonuses can vary significantly based on performance. No bonuses are guaranteed under the program and the Committee can amend the program at any time until bonuses are paid.

Performance Metrics

The performance bonuses for fiscal 2011 were based both on individual performance and on our performance relative to the following performance criteria:

  •
  Financial goals consisting of revenue, earnings per share and year-end cash targets;
  •
  Discovery research goals for our proprietary drug programs;
  •
  Development goals relating to our proprietary drug programs; and
  •
  Partnering goals relating to new out-licensing transactions.

In determining the bonus awards for fiscal 2011, the foregoing goals were weighted as follows: financial goals 10%; discovery research goals 10%; development goals 50%; and the partnering goals 30%.

Annual Performance Goals.    The Committee establishes minimum, target and stretch goals for each performance metric annually based on the company's internal forecasts and through an iterative process with management. For fiscal 2011, the minimum, target and stretch financial goals were revenue of $72 million, $77 million and $82 million, respectively; loss per share of ($1.10), ($1.02) and ($.95), respectively; and fiscal year end cash and cash equivalents of $68 million, $78 million and $88 million, respectively. The minimum, target and stretch discovery research goals for fiscal 2011 were 2, 3 and 4, respectively, for filed INDs (or EU equivalent) or initiated GLP toxicology studies. The fiscal 2011 minimum, target and stretch development goals were achievement of 7, 9 and 11, respectively, for reaching milestones consisting Phase 1, Phase 1b and/or Phase 2 trials that were initiated, fully enrolled, or to a prestated level, or for which maximum tolerated dosing was achieved, or were completed. Finally, upfront or milestone payments aggregating $20 million, $40 million or $60 million were the minimum, target and stretch partnering goals, respectively, for fiscal 2011. Identical performance goals form the basis for the bonus structure for almost all of our employees, and we believe there is an intangible benefit to focusing all levels of personnel on consistent goals. We also believe there is a strong correlation between achievement of these goals and the success of our business as measured by our stock performance and the perception of analysts and investors.

The Committee strives to set the stretch performance goals at ambitious levels to provide a meaningful incentive. We have not historically met the stretch goals and have met or slightly exceeded the target level goals. For fiscal 2011, 2010 and 2009, we achieved 74%, 127.5% and 80% of the target level goals, respectively, established by the Committee. Generally, the Committee sets the minimum, target and stretch goals such that the relative level of difficulty of achieving the target level is consistent from year to year. The Committee considers the minimum goals to be likely to be achieved, the target goals to be difficult to achieve and the stretch goals to be improbable to achieve. A percentage of each NEO's target bonus amount may be awarded following the end of the fiscal year based on whether the minimum, target or stretch goals are met and the weighting of those goals. The Committee has discretion to award bonuses under the program if a particular performance goal is not met.

In determining the bonus awards for fiscal 2011, the Compensation Committee concluded that the minimum goal for revenue at $72.0 million and the stretch goal for loss per share at ($.95) were met and that the minimum goal for year-end cash at $68 million was not met, resulting in a rate of 67% of the target financial goals. The Compensation Committee also determined that we achieved the stretch discovery research goal after filing one IND and nomination of three clinical candidates resulting in achievement of 150% of the target discovery research goal. The Compensation Committee also approved achievement of 75% of the target development goal, with completion of enrollment of five Phase 1 or 1b trials and for one Phase 2 trial and initiation of one Phase 2 trial. Finally, the Compensation Committee determined that the minimum partnering goal of $20 million was achieved, resulting in a rate of 50% of the target partnering goal. After applying the weighting factors previously established by the Compensation Committee to each of the goals, this performance resulted in a total weighted average score of 74%, which was the percentage the Compensation Committee used to calculate the fiscal 2011 bonus amounts to be paid under the Performance Bonus Program in accordance with the formulas set forth in the Performance Bonus Program. The Compensation Committee also determined to pay the fiscal 2011 performance bonus to the NEOs, and to all of the other eligible employees under the program, in a combination of shares of our common stock and cash equal to the amount of tax withholding payable as a result of the bonus.

Individual Performance.    The Committee also evaluates individual performance in approving the specific bonus amount that an NEO or other participant is entitled to based on the individual's performance review.

Equity Compensation

We provide equity compensation to our NEOs in the form of stock option grants under our Amended and Restated Stock Option and Incentive Plan. The Committee believes stock option awards to our NEOs and other employees encourage retention, because the recipient must remain employed with the company to receive the award. The Committee also believes stock options align the interests of management and our stockholders, since they are of no value to the executive if our stock's value does not increase. For these reasons, the Committee considers stock options to be an important part of total compensation for our executives.

Our implementation of Financial Accounting Standards ASC Topic 718, "Stock Compensation" makes granting stock options somewhat less attractive by requiring that we expense the fair value of the grant for financial accounting purposes. Although this accounting treatment is one of the factors we consider in awarding options, it has not had a significant impact on our granting practices, since we believe stock options remain a highly valued component of the overall compensation package for management of a growth company such as ours and are the primary means by which our executives share in the company's growth.

Stock options are awarded to all of our full-time employees, including NEOs, upon hiring. In addition, following the end of each fiscal year the Committee considers whether to award retention grants to existing employees, including NEOs. If awarded, retention grants are made on an annual basis and will vest in four equal annual installments. The Committee believes that annual retention grants minimize the distortion created by stock price volatility if options were granted less frequently than annually, while continuing to provide a meaningful ongoing incentive for our NEOs and other employees to remain with Array. In addition, with annual grants, employees will have a significant number of unvested options each year and there will be fewer instances in which options will fully vest prior to the next retention grants later in the year, thereby providing a stronger retention incentive.

The Committee also considers on an annual basis whether to award shares of common stock or options rather than cash under our performance bonus program described above, and has discretion to approve additional stock option awards for reasons such as strong individual performance or internal pay equity considerations.

Stock options generally vest in four equal annual installments beginning on the one-year anniversary of the hire date for new hire grants. New hire grants are approved each month with a grant date of the last trading day of the month, and grant dates for other types of awards are on the date approved by the Committee. The exercise price of all employee stock options is equal to the fair market value of our common stock on the date of grant, measured as the closing price of our common stock on the grant date as reported by the NASDAQ Stock Market.

In establishing award levels, including for NEOs, the Committee takes into account an analysis of peer group data and industry survey data and, for retention grants, individual performance. The Committee also considers individual contribution and performance, based in part on input from our Chief Executive Officer for grants to other NEOs and employees, and the difficulty in replacing certain individuals within the organization. We believe that competitors who might try to hire away our employees would offer new equity awards to our employees without regard to the value of any prior awards made by us. Therefore, we do not consider the equity ownership levels of the recipients, the size of prior awards that are fully vested or amounts realized by the executives for previous awards.

Option Grant Practices.    Historically, the timing of our grants of stock options has been based on internal, operational factors. New hire grants are typically awarded on the last trading day of each month and retention grants are typically awarded in the third quarter of each fiscal year. We have not had, and do not intend to implement, a practice of "timing" our grant awards to give effect to the pending public release of material information, and any grants we may have made to senior executives in proximity to a release of earnings or other material information is coincidental. The Committee has delegated authority to two of its members, Mr. Lefkoff and Dr. Bullock, to approve option grants for non-executives. These may be awards for new hires and are reported on a periodic basis to the Committee.

Deferred Compensation Plan.    We established a Deferred Compensation Plan, or the DCP, to provide NEOs and other eligible participants with an opportunity to defer all or a portion of their compensation and to earn tax-deferred returns on the deferrals. Officers and other key employees selected by the Committee (including each of the NEOs) are eligible to participate in the DCP. Participants may defer up to a maximum of 100% of their annual base salary and their annual incentive bonus. Under the DCP, the Committee may, in its sole discretion, make matching contributions which vest over a four-year vesting schedule beginning upon commencement of employment, or may make discretionary contributions in any amount it desires to any participant's account based on vesting provisions determined in the Committee's discretion. Participants become fully vested in any matching or discretionary contributions upon a change in control of the company and upon termination of their service with the company other than for cause.

During fiscal year 2011, all of the NEOs were participants under the DCP and they were all 100% vested. As of June 30, 2011, the Committee has not approved any discretionary contributions, and has approved matching contributions of up to 4% of the executive's total base salary and bonus compensation for the year.

The DCP is intended to both qualify as a "top hat" plan within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and to comply with the requirements of Section 409A of the Internal Revenue Code that govern nonqualified deferred compensation plans. The DCP is an unfunded plan for tax purposes and for purposes of Title I of ERISA. A "rabbi trust" has been established to satisfy our obligations under the DCP.

The Committee selects investment indices consisting of mutual funds, insurance company funds, indexed rates or other methods for participants to choose from for the purpose of providing the basis on which gains and losses are attributed to account balances under the DCP. Participants are entitled to select one or more investment indices and they do not have an ownership interest in the investment indices they select. The Committee may, in its sole discretion, discontinue, substitute or add investment indices at any time.

Payments from the DCP are made in a lump sum or in annual installments for up to ten years at the election of the participant. In addition, participants may elect to receive a short-term payout of a deferral as soon as January 1 of the fourth year after the end of the option plan year in which the deferral was made.

Payments Upon Termination or Change in Control.    We have entered into employment agreements with each of our NEOs which provide for severance payments upon certain terminations of employment, including in connection with a change in control of Array, and for the acceleration of vesting of outstanding stock options upon a change in control. Based on our analysis of industry compensation data, post-termination protection through severance compensation for executive officers is common among our peer group, and the Committee believes that it is essential to our ability to attract and retain talented executives. The Committee believes having a mutually agreed-to severance package in place prior to any termination event provides us with more flexibility to make a change in senior management if such a change is in our and our stockholders' best interest. In addition, we believe post-termination compensation if an officer is terminated as a result of a change of control transaction promotes the ability of our officers to act in the best interests of our stockholders even though they could be terminated as a result of the transaction. Our obligation to pay severance to Mr. Conway and our other NEOs is conditioned on their continued compliance with confidentiality and non-competition obligations for two years after termination, as well as on the execution of a mutually acceptable release agreement.

The terms of the employment agreements, including the severance compensation, are described in more detail below under the headings "Employment Agreements" and "Potential Payments upon Termination or Change-in-Control" included elsewhere in this Proxy Statement.

Employee Stock Purchase Plan.    We have a tax-qualified employee stock purchase plan, or ESPP, that is made available to all employees, including our NEOs. The ESPP allows participants to acquire shares of our common stock at a discount of 15% to the market price with up to 15% of their base salary, subject to a $25,000 per calendar year maximum. The purpose of the ESPP is to encourage employees to become stockholders of Array to better align their interests with those of our other stockholders.

Perquisites.    Substantially all benefits we provide to our executives are made available to all of our other salaried employees on a non-discriminatory basis, and for this reason are not considered "perquisites". Benefits we provide on a non-discriminatory basis include our medical and dental insurance, life insurance, 401(k) plan and the ESPP. Relocation expenses also are reimbursed but are individually negotiated when they occur. The aggregate incremental cost to us of all the perquisites we provided to any NEO in fiscal 2011 was less than $10,000.

Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of non-performance-based compensation that we may deduct in any one year with respect to each of our five most highly-paid executive officers. We have taken actions necessary to ensure the deductibility of payments under the annual Incentive Bonus Program as performance-based compensation under Section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible. However, the Committee considers the impact of Section 162(m) when making pay changes to each NEO and its normal practice is to take such action as is necessary to preserve our tax deduction to the extent consistent with our compensation policies. However, we reserve the right to forgo any or all of the tax deduction if we believe it to be in the best long-term interests of our stockholders.

Compensation Risk Assessment.    The Committee has reviewed our material compensation practices and policies, with input from our management team, and concluded that these policies and procedures do not create risks that are reasonably likely to have a material adverse effect on our company.

Summary Compensation Table

The following table sets forth compensation earned during the fiscal year ended June 30, 2011 by each of our named executive officers who were serving as executive officers as of June 30, 2011.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

Robert E. Conway, Chief Executive Officer	2011	$531,250	$100,955	$185,703	$96,996	$31,050	$945,954
	2010	520,000	178,744	169,745	152,755	30,600	1,051,844
	2009	513,750	121,782	566,916	86,218	39,755	1,328,421
R. Michael Carruthers, Chief Financial Officer	2011	323,750	43,590	111,422	41,880	22,950	543,592
	2010	297,500	71,524	84,873	64,582	22,600	541,079
	2009	271,250	45,081	212,594	31,919	23,808	584,652
Kevin Koch, Ph.D., President and Chief	2011	432,500	88,844	139,277	39,916	27,150	727,687
Scientific Officer	2010	421,250	149,383	127,309	67,366	27,100	792,408
	2009	405,000	83,376	425,187	47,824	31,728	993,115
David L. Snitman, Ph.D., Vice President,	2011	366,250	66,123	139,277	29,707	24,500	625,857
Business Development and Chief Operating	2010	348,750	109,180	127,309	49,237	24,500	658,976
Officer	2009	326,250	63,682	283,458	28,718	26,739	728,847
John R. Moore, Vice President and General Counsel	2011	343,750	46,232	111,422	44,419	23,750	569,573
	2010	317,750	74,761	84,873	70,268	23,400	571,052
	2009	291,250	48,361	212,594	34,239	24,874	611,318
  (1)
  Amounts shown in this column consist of the aggregate grant date fair value of shares of Common Stock earned during the applicable fiscal year, computed in accordance with Statement of Financial Accounting Standards ASC Topic 718, "Stock Compensation," associated with bonuses which were paid in shares of our Common Stock during fiscal 2010 and fiscal 2011 under our Performance Bonus Program. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 13 to our audited financial statements included in our annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2011. As described above under "Compensation Discussion and Analysis – Elements of Our Compensation Program – Performance Bonus Program," the Compensation Committee approves the amount of bonuses payable under the Performance Bonus Program after the end of each fiscal year based on our actual performance against the performance goals approved by the Compensation Committee at the outset of the fiscal year and has discretion to adjust these amounts based on individual performance and other factors. The amounts shown in the table above for fiscal 2011 represent the bonus approved as a result of the application by the Compensation Committee of the formulas set forth in the plan for each of the named executive officers based on our actual performance for fiscal 2011 of 74% of the target performance goals, on a weighted average basis, as described above under "Compensation Discussion and Analysis – Elements of Our Compensation Program – Performance Bonus Program."

  (2)
  The amounts set forth under this column represent the aggregate grant date fair value of stock options granted in each fiscal year for financial reporting purposes under Statement of Financial Accounting Standards ASC Topic 718, "Stock Compensation," disregarding the estimate of forfeitures for service-based vesting conditions. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 13 to our audited financial statements included in our annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2011.

  (3)
  Amounts shown in this column consist of cash bonus amounts earned under our Performance Bonus Program as described above under "Compensation Discussion and Analysis – Elements of Our Compensation Program – Performance Bonus Program." Amounts earned under our Performance Bonus Program for a particular fiscal year are typically paid in October of the following fiscal year. The cash portion of the Performance Bonus Program will be used to pay the employee's portion of applicable tax withholding obligations for the total bonus amounts when paid.

  (4)
  The amounts set forth in this column consist of the following (amounts in dollars):

Name	Year	Perquisites and Other Personal Benefits	Company Contributions to Retirement and 401(k) Plans	Company Contributions to Nonqualified Deferred Compensation Plan	Total

Robert E. Conway	2011	-	$9,800	$21,250	$31,050
	2010	-	9,800	20,800	30,600
	2009	-	9,800	29,955	39,755
R. Michael Carruthers	2011	-	10,000	12,950	22,950
	2010	-	10,700	11,900	22,600
	2009	-	9,500	14,308	23,808
Kevin Koch, Ph.D.	2011	-	9,850	17,300	27,150
	2010	-	10,250	16,850	27,100
	2009	-	9,600	22,128	31,728
David L. Snitman, Ph.D.	2011	-	9,850	14,650	24,500
	2010	-	10,550	13,950	24,500
	2009	-	9,500	17,239	26,739
John R. Moore	2010	-	10,000	13,750	23,750
	2009	-	10,700	12,700	23,400
	2009	-	9,500	15,374	24,874

Grants Of Plan-Based Awards

The following table sets forth information about grants of awards to our named executive officers during the fiscal year ended June 30, 2011.

					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (2)
		Estimated Future Payouts Under Equity Incentive Plan Awards (1)					Exercise or Base Price of Option Awards per Share ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Robert E. Conway	11/4/2010	$133,750	$267,500	$401,250
	10/4/2010				57,474			$178,744
	3/31/2011					100,000	$3.06	185,703
R. Michael Carruthers	11/4/2010	57,750	115,500	173,250
	10/4/2010				22,998			71,524
	3/31/2011					60,000	3.06	111,422
Kevin Koch, Ph.D.	11/4/2010	87,000	174,000	261,000
	10/4/2010				48,033			149,383
	3/31/2011					75,000	3.06	139,277
David L. Snitman, Ph.D.	11/4/2010	64,750	129,500	194,250
	10/4/2010				35,106			109,180
	3/31/2011					75,000	3.06	139,277
John R. Moore	11/4/2010	61,250	122,500	183,750
	10/4/2010				24,039			74,761
	3/31/2011					60,000	3.06	111,422
  (1)
  Amounts in this column represent the threshold, target and maximum number of shares of our Common Stock that may be issuable under the fiscal 2011 Performance Bonus Program based on achievement of minimum, target and stretch goals, respectively, which are described above in Compensation Discussion and Analysis under "Elements of Our Compensation Program - Performance Bonus Program." The Compensation Committee has determined to pay the bonus amounts earned during fiscal 2011 in shares of our Common Stock, which shares are anticipated to be issued in October 2011. The aggregate grant date fair value of the bonuses that were approved for each of the named executive officers under this plan for fiscal 2011 are set forth in the Summary Compensation Table above.

  (2)
  Options reported in this column were granted under our Amended and Restated Stock Option and Incentive Plan, as amended. The options vest in four equal annual installments beginning one year from the grant date and expire ten years from the date of grant. Vesting is subject to acceleration as described below under "Employment Agreements."

  (3)
  The amounts set forth under this column represent the total grant date fair value of the award calculated as of the grant date in accordance with FAS ASC Topic 718, "Stock Compensation," and do not represent cash payments made to the individuals or amounts realized, or amounts that may be realized. Under ASC Topic 718, the fair value of awards granted to employees is recognized ratably over the vesting period. Our methodology, including our underlying estimates and assumptions used in calculating these values, is set forth in Note 13 to our audited financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2011.

Outstanding Equity Awards at Fiscal Year End

The following table shows equity awards granted to our named executive officers outstanding as of June 30, 2011. All awards represent grants of stock options and shares of common stock under our Amended and Restated Stock Option and Incentive Plan, as amended.

Name	Securities Underlying Unexercised Options - Exercisable (#)		Securities Underlying Unexercised Options - Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date

Robert E. Conway	25,000	(1)	-	$9.00	8/6/2011
	300,000	(2)	-	10.90	11/20/2011
	24,750	(3)	-	4.75	1/15/2013
	31,429	(4)	-	3.75	8/1/2013
	17,337	(5)	-	6.68	7/30/2014
	400,000	(6)	-	6.51	8/4/2015
	50,000	(7)	50,000	6.22	9/9/2018
	25,000	(8)	75,000	3.01	4/29/2019
	-	(9)	100,000	2.74	3/31/2020
	-	(10)	100,000	3.06	3/31/2021
R. Michael Carruthers	19,500	(11)	-	8.60	7/2/2011
	85,000	(12)	-	9.22	4/29/2012
	12,090	(3)	-	8.48	7/1/2012
	15,321	(4)	-	3.75	8/1/2013
	8,453	(5)	-	6.68	7/30/2014
	100,000	(13)	-	6.51	8/4/2015
	18,750	(14)	18,750	6.22	9/9/2018
	9,375	(15)	28,125	3.01	4/29/2019
	-	(16)	50,000	2.74	3/31/2020
	-	(17)	60,000	3.06	3/31/2021
Kevin Koch, Ph.D.	27,300	(11)	-	8.60	7/2/2011
	200,000	(18)	-	9.22	4/29/2012
	17,550	(3)	-	8.48	7/1/2012
	22,286	(4)	-	3.75	8/1/2013
	12,296	(5)	-	6.68	7/30/2014
	300,000	(19)	-	6.51	8/4/2015
	56,250	(20)	18,750	6.22	9/9/2018
	37,500	(21)	37,500	3.01	4/29/2019
	18,750	(22)	56,250	2.74	3/31/2020
	-	(23)	75,000	3.06	3/31/2021

David L. Snitman, Ph.D.	27,300	(11)	-	8.60	7/2/2011
	200,000	(18)	-	9.22	4/29/2012
	16,770	(3)	-	8.48	7/1/2012
	21,357	(4)	-	3.75	8/1/2013
	11,783	(5)	-	6.68	7/30/2014
	200,000	(19)	-	6.51	8/4/2015
	37,500	(20)	12,500	6.22	9/9/2018
	25,000	(21)	25,000	3.01	4/29/2019
	18,750	(22)	56,250	2.74	3/31/2020
	-	(23)	75,000	3.06	3/31/2021
John R. Moore	50,000	(24)	-	11.29	3/26/2012
	4,759	(4)	-	3.75	8/1/2013
	5,252	(5)	-	6.68	7/30/2014
	60,000	(25)	-	6.51	8/4/2015
	20,000	(26)	-	8.37	9/13/2016
	28,125	(27)	9,375	6.22	9/9/2018
	18,750	(28)	18,750	3.01	4/29/2019
	12,500	(29)	37,500	2.74	3/31/2020
	-	(30)	60,000	3.06	3/31/2021
  (1)
  The option vested in full on the grant date of August 6, 2001.
  (2)
  The option vested in four equal annual installments beginning November 15, 2002.
  (3)
  The option vested in four equal annual installments beginning July 1, 2003.
  (4)
  The option vested in four equal annual installments beginning July 1, 2004.
  (5)
  The option vested in four equal annual installments beginning July 1, 2005.
  (6)
  The option vested in four equal annual installments beginning November 16, 2006.
  (7)
  The option vests in four equal annual installments beginning November 15, 2009.
  (8)
  The option vests in four equal annual installments beginning November 15, 2010.
  (9)
  The option vests in four equal annual installments beginning November 15, 2011.
  (10)
  The option vests in four equal annual installments beginning November 15, 2012.
  (11)
  The option vested in four equal annual installments beginning July 2, 2002.
  (12)
  The option vested in four equal annual installments beginning December 1, 2003.
  (13)
  The option vested in four equal annual installments beginning December 1, 2007.
  (14)
  The option vests in four equal annual installments beginning December 1, 2009.
  (15)
  The option vests in four equal annual installments beginning December 1, 2010.
  (16)
  The option vests in four equal annual installments beginning December 1, 2011.
  (17)
  The option vests in four equal annual installments beginning December 1, 2012.
  (18)
  The option vested in four equal annual installments beginning February 6, 2003.
  (19)
  The option vested in four equal annual installments beginning February 6, 2007.
  (20)
  The option vests in four equal monthly installments beginning June 16, 2009.
  (21)
  The option vests in four equal monthly installments beginning June 16, 2010.
  (22)
  The option vests in four equal monthly installments beginning June 16, 2011.
  (23)
  The option vests in four equal monthly installments beginning June 16, 2012.
  (24)
  The option vested in four equal monthly installments beginning March 4, 2003.
  (25)
  The option vested in four equal monthly installments beginning March 4, 2007.
  (26)
  The option vests in four equal monthly installments beginning September 13, 2007.
  (27)
  The option vests in four equal monthly installments beginning March 4, 2009.
  (28)
  The option vests in four equal monthly installments beginning March 4, 2010.

  (29)
  The option vests in four equal monthly installments beginning March 4, 2011.
  (30)
  The option vests in four equal monthly installments beginning March 4, 2012.

Option Exercises and Stock Vested

The following table shows information concerning shares of common stock acquired upon exercise of option awards and upon vesting of stock awards by the named executive officers during the fiscal year ended June 30, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Robert E. Conway	-	-	57,474	$178,744
R. Michael Carruthers	-	-	22,998	71,524
Kevin Koch, Ph.D.	-	-	48,033	149,383
David L. Snitman, Ph.D.	-	-	35,106	109,180
John R. Moore	-	-	24,039	74,761
  (1)
  The amounts in this column have been calculated based on the closing price per share on October 1, 2010, the day before the vesting date, which was October 4, 2010, the date on which the shares were issued under the 2010 Performance Bonus Program, as reported by the NASDAQ Stock Market, multiplied by the number of shares acquired. As of September 1, 2011, none of the shares shown as vested have been sold, except Mr. Moore's 24,039 shares which were sold on January 6, 2011.

Non-Qualified Deferred Compensation Table

The following table sets forth compensation paid to or earned by each of our named executive officers during the year ended June 30, 2011 pursuant to the Array BioPharma Inc. Amended and Restated Deferred Compensation Plan, as amended.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings or (Loss) in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance as of June 30, 2010 ($)(3)

Robert E. Conway	$21,250	$21,250	$17,652	$48,646	$113,139
R. Michael Carruthers	12,950	12,950	23,291	35,703	79,620
Kevin Koch, Ph.D.	17,300	17,300	28,373	50,638	104,816
David L. Snitman, Ph.D.	14,650	14,650	13,958	-	120,586
John R. Moore	13,750	13,750	22,781	35,935	82,137

  (1)
  The amounts in this column are also included in the Summary Compensation Table above in the salary column.

  (2)
  Each of the named executive officers were 100% vested in the amounts reported in this column. The amounts in this column are also included in the Summary Compensation Table above in the All Other Compensation Column.

  (3)
  Of the totals in this column, the following amounts have previously been reported in the Summary Compensation Table for fiscal 2011 and for fiscal 2010 and 2009:

Name	Fiscal 2011	Prior Years	Total

Robert E. Conway	$42,500	$111,287	$153,787
R. Michael Carruthers	25,900	52,416	78,316
Kevin Koch, Ph.D.	34,600	77,956	112,556
David L. Snitman, Ph.D.	29,300	62,378	91,678
John R. Moore	27,500	56,148	83,648

Deferred Compensation Plan

The Array BioPharma Inc. Amended and Restated Deferred Compensation Plan, or the DCP, provides eligible participants with an opportunity to defer all or a portion of their compensation and to earn tax-deferred returns on the deferrals. Officers and other key employees selected by the Compensation Committee (including each of the named executive officers) are eligible to participate in the DCP. Participants may defer up to a maximum of 100% of their annual base salary and their annual incentive bonus. Under the DCP, the Compensation Committee may, in its sole discretion, make matching contributions which vest in equal annual installments over a four-year period, or may make discretionary contributions in any amount it desires to any participant's account based on vesting provisions determined in the Compensation Committee's discretion. Participants become fully vested in any matching or discretionary contributions upon a change in control of the company and upon termination of their service with the company other than for cause. Mr. Conway, Mr. Carruthers, Dr. Koch, Dr. Snitman and Mr. Moore were participants under the DCP in fiscal 2011, and they were all 100% vested. The Compensation Committee has approved matching contributions up to 4% of each of the named executive officers' total salary and bonus for the year.

Employment Agreements

Robert E. Conway

On March 1, 2006, we entered into an employment agreement with Mr. Conway to serve as our Chief Executive Officer, following expiration of Mr. Conway's prior employment agreement with us. The agreement has a term of four years, commencing as of the November 19, 2005 effective date of the agreement, and may be renewed for additional one-year terms. Either party may terminate the agreement for any reason upon 30 days' prior notice to the other party during the initial term or any additional term. The agreement provides for an initial annual salary of $375,000, subject to subsequent adjustment at the discretion of the Board of Directors. Mr. Conway is also eligible to receive a cash and/or equity performance bonus each fiscal year based on a percentage of his base salary if he meets performance criteria established by our Board of Directors under our Performance Bonus Program. It is anticipated that the performance bonus for any particular fiscal year will range between 25% and 75%, with a target of 50%, of Mr. Conway's base salary, provided that the minimum performance criteria are achieved. We also agreed to reimburse Mr. Conway for reasonable out-of-pocket expenses he incurs in connection with his performance of services under this agreement.

If Mr. Conway's employment is terminated by us without cause, as a result of his disability or because he no longer holds the title of Chief Executive Officer, his duties are materially diminished or he is not elected to serve as a member of the Board of Directors, we agreed to pay him a severance payment equal to (i) one year of his then current base salary (provided that if Mr. Conway's termination results from a change in control of Array, the severance amount is two years' current base salary), plus (ii) a pro rata portion of the performance bonus Mr. Conway would have been eligible to receive in the year of termination. The cash severance is payable to Mr. Conway beginning on the date amounts may be paid without incurring additional tax under Section 409A of the Internal Revenue Code, which is referred to as the Section 409A Time Period, in a lump sum based on the number of months in the Section 409A Time Period and then monthly thereafter. The pro rata portion of any performance bonus Mr. Conway would be entitled to receive is payable within 60 days from receipt of our audited financial statements for that fiscal year (but not sooner than the expiration of the Section 409A Time Period). We also agreed to pay 12 months of Mr. Conway's health insurance premiums under COBRA following a termination of service that results in the payment of severance. Severance payments are conditioned on Mr. Conway entering into a mutually acceptable release with us and his compliance with his existing Noncompete Agreement and Confidentiality and Invention Agreement. Under the agreement, all outstanding and unvested options held by Mr. Conway will also vest in full upon a change of control of Array or upon his death. If Mr. Conway terminates his employment without cause or if we terminate his employment for cause, he will not receive any severance payments, performance bonus or acceleration of any of his options granted to him under the agreement.

Mr. Conway is also subject to a Noncompete Agreement and Confidentiality and Invention Agreement in which he agreed during the term of his employment and for the two years thereafter not to engage in any competing activities in the U.S. or within a 50-mile radius of any area where we are doing business and not to recruit or solicit any of our employees or customers.

Other Executive Officers

Effective September 1, 2000, we entered into employment agreements with Dr. Koch, Dr. Snitman and Mr. Carruthers, and effective as of March 4, 2002, we entered into an employment agreement with Mr. Moore. The initial terms of the agreements with Dr. Koch, Dr. Snitman and Mr. Carruthers expired in September 2004 and, for Mr. Moore, in March 2004 and have renewed each year since then for additional one-year terms. Array or the employee may terminate the agreement for any reason upon 30 days' prior notice to the other. Under these agreements we pay the employees annual salaries ranging from $165,000 to $240,000, subject to subsequent adjustment. During fiscal 2011, annual salaries ranged from $330,000 to $435,000. If the employee is terminated as a result of disability or by us without cause, or if the employee terminates his employment following a reduction in his salary which is treated as a termination without cause by Array, we have agreed to pay the employee a severance payment equal to the greater of one year, or the remaining term, of his then-current base salary in equal monthly installments, and to cause any unvested options to vest. Upon a change of control of the company, 75% of the employee's outstanding options will vest and the remaining 25% of his options will vest one year later if the employee is still working for us. If an employee decides to terminate his employment following a change of control, he would be entitled to receive the same severance payments described above as if his employment were terminated by us without cause, except that only 75% of his outstanding options will vest. Each of these employees is also subject to a Noncompete Agreement in which he has agreed for a period of two years following his termination not to engage in any competing activities within a 50-mile radius of any area where we are doing business and not to recruit or solicit any of our employees or customers, provided that Mr. Moore's noncompete agreement is limited to competing activities with a peer group identified in his employment agreement.

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with each of our named executive officers that provide for certain payments and acceleration and continuation of benefits upon specified terminations of employment or upon a change in control of Array. The post-termination arrangements under these agreements are described above under "Employment Agreements." In addition, upon a change in control or upon termination of employment other than for cause, any matching or discretionary contributions under the DCP held by a named executive officer that have not vested, fully vest. As of June 30, 2011, each of our named executive officers was fully vested in the DCP.

The following table reflects the estimated potential payments upon termination or change in control that would be payable to each of the named executive officers. For purposes of calculating the potential payments set forth in the tables below, we have assumed that (i) the date of termination was June 30, 2011 and (ii) the value of each share subject to a stock option that would be accelerated in the circumstances set forth in the table below equals $2.24, the closing market price of our common stock on June 30, 2011, the last business day of the 2011 fiscal year.

Name	Cash Severance (1)	Performance Bonus	Continuation of Medical Benefit Plans	Acceleration of Equity Awards		Total

Robert E. Conway:
Termination without Cause or Resignation for Good Reason	$535,000	$267,500	$20,992	-		$823,492
Termination without Cause or Resignation for Good Reason in connection with a Change in Control	1,070,000	267,500	20,992	-		1,358,492
Voluntary retirement	-	-	-	-		-
Disability	535,000	267,500	1,749	-		804,249
Death	44,583	-	1,749	-		46,333
R. Michael Carruthers:
Termination without Cause or Resignation for Good Reason	330,000	-	-	-		330,000
Termination without Cause or Resignation for Good Reason in connection with a Change in Control	330,000	-	-	-	(2)	330,000
Voluntary retirement	-	-	-	-		-
Disability	330,000	-	-	-		330,000
Death	27,500	-	-	-		27,500
Kevin Koch, Ph.D.:
Termination without Cause or Resignation for Good Reason	435,000	-	-	-		435,000
Termination without Cause or Resignation for Good Reason in connection with a Change in Control	435,000	-	-	-		435,000
Voluntary retirement	-	-	-	-	(2)	-
Disability	435,000	-	-	-		435,000
Death	36,250	-	-	-		36,250
David L. Snitman, Ph.D.:
Termination without Cause or Resignation for Good Reason	370,000	-	-	-		370,000

Name	Cash Severance (1)	Performance Bonus	Continuation of Medical Benefit Plans	Acceleration of Equity Awards		Total

Termination without Cause or Resignation for Good Reason in connection with a Change in Control	370,000	-	-	-	(2)	370,000
Voluntary retirement	-	-	-	-		-
Disability	370,000	-	-	-		370,000
Death	30,833	-	-	-		30,833
John R. Moore:
Termination without Cause or Resignation for Good Reason	350,000	-	-	-		350,000
Termination without Cause or Resignation for Good Reason in connection with a Change in Control	350,000	-	-	-	(2)	350,000
Voluntary retirement	-	-	-	-		-
Disability	350,000	-	-	-		350,000
Death	29,167	-	-	-		29,167
(1)
The amounts reported in the table above do not include payments that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, which includes accrued salary and vacation pay, distributions of plan balances under our 401(k) plan, our Employee Stock Purchase Plan or the DCP.

(2)
If the employee is not terminated in connection with a Change in Control, or the employee resigns on or within 30 days after the closing date of an event which constitutes a change in control, only 75% of unvested options vest. The remaining 25% of unvested options would vest only if the employee continues service until the earlier of a termination without Cause or one year from the Change in Control, as these terms are defined in the employee's employment agreement with us.

Actual amounts that a named executive officer could receive in the future could differ materially from the amounts reported above as a result of many factors, including changes in our stock price, changes in base salary, target and actual bonus amounts, and the vesting provisions and grants of additional equity awards.

Retirement Savings Plan

We maintain a 401(k) savings plan that is intended to be a qualified retirement plan under the Internal Revenue Code. Generally, all of our employees, excluding leased and intern employees, are eligible to participate in the 401(k) Plan. They may enter the 401(k) Plan at the first calendar quarter following their original employment date and make salary deferral contributions to the savings plan, subject to the limitations imposed by the Internal Revenue Code. Array matches 100% of the first 4% of each participant's semi-monthly contribution. In addition, Array may make annual discretionary profit sharing contributions in an amount to be determined at the 401(k) Plan year-end by the Board of Directors; no discretionary contributions were made in fiscal 2009. Participants' contributions may be invested in any of several investment alternatives. Participants become vested in our contributions according to a graduated vesting schedule based upon length of service with us. Each of our named executive officers was fully vested in these contributions as of fiscal 2011.

 COMPENSATION OF DIRECTORS

Cash compensation to our non-employee directors consists of quarterly retainers and meeting fees. The Compensation Committee periodically reviews and analyzes compensation data among the same peer group as is used in determining executive compensation and, as appropriate, adjusts director compensation to ensure that we are able to attract and retain individuals with the experience and expertise we need to help us achieve our strategic goals. At the beginning of fiscal 2011, the quarterly retainer for non-employee Board of Directors members was $5,000 and meeting fees were $1,000 for each Board of Directors meeting they attended. Members of the Compensation Committee and the Corporate Governance Committee received $1,000 for each committee meeting they attended, and the chairs of these committees received an additional $1,000 for each committee meeting that they chaired. Audit Committee members received $2,000 for each Audit Committee meeting they attended and the chair received an additional $2,000 for each Audit Committee meeting that he chaired. On November 4, 2010, our Board of Directors, on the recommendation of the Compensation Committee, approved a new quarterly retainer of $10,000 for the Chairman of the Board, new meeting fees of $2,000 for each Board of Directors meeting attended with the chair receiving an additional $2,000 for each Board meeting chaired; and $1,500 for each meeting of the Compensation Committee or Corporate Governance Committee attended with the chair of each receiving an additional $1,500 for each Compensation Committee or Corporate Governance Committee meeting chaired. Fees for Audit Committee meetings were unchanged. Our non-employee directors were compensated at a rate of 50% of the foregoing meeting fees if a Board of Directors or committee meeting was held via teleconference. In addition, each non-employee director is reimbursed for his reasonable out-of-pocket expenses incurred by him while attending any meeting of the Board of Directors or of a committee of the Board of Directors.

We also grant to our non-employee directors stock options to purchase our common stock under our Amended and Restated Stock Option and Incentive Plan, as amended, at an exercise price equal to the fair market value on the date of grant. Since 2008 grants of options to purchase 15,000 shares of our common stock were made annually and vested in three equal annual installments, subject to continued service on the Board of Directors. On November 4, 2010, our Board of Directors, on the recommendation of the Compensation Committee, approved a change in stock options to be issued to our independent directors to an annual grant of 20,000 shares of common stock vesting in three equal annual installments subject to continued service on the Board of Directors. The last tranches of previously granted stock option grants will vest on November 1, 2011, November 4, 2011, November 1, 2012, November 4, 2012 and November 4, 2013.

Director Compensation Table

The following table sets forth compensation paid to or earned by each of our directors during the year ended June 30, 2011. Our employee directors do not receive any separate compensation in consideration for their service on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)

Kyle A. Lefkoff, Chairman	$53,000	$42,204	$95,204
Francis J. Bullock, Ph.D.	28,500	42,204	70,704
Marvin H. Caruthers, Ph.D.	24,000	42,204	66,204
Gil J. Van Lunsen	44,500	42,204	86,704
Douglas E. Williams, Ph.D.	24,000	42,204	66,204
John L. Zabriskie, Ph.D.	38,500	42,204	80,704
  (1)
  The amounts set forth in this column represent the aggregate grant date fair value of stock-based compensation granted in fiscal 2011 for financial reporting purposes under Statement of Financial

    Accounting Standards ASC Topic 718, "Stock Compensation," disregarding the estimate of forfeitures for service-based vesting conditions. See Note 13 to our audited financial statements set forth in our Annual Report on Form 10-K for fiscal 2011 for the assumptions used in determining such amounts. The options vest in three equal annual installments from the grant date, subject to continued service on the Board, and expire ten years from the date of grant.

  (2)
  Consists of options to purchase 20,000 shares which were granted in fiscal 2011. As of September 1, 2011, outstanding options to purchase 155,000, 155,000, 155,000, 131,000, 130,000 and 155,000 shares of common stock were held by Mr. Lefkoff, Dr. Bullock, Dr. Caruthers, Mr. Van Lunsen, Dr. Williams and Dr. Zabriskie, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No current member of the Compensation Committee has been an officer or employee of Array at any time. None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any other company that has one or more executive officers serving as a member of our Board of Directors, nor has such a relationship existed in the past.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Policies and Procedures with Respect to Related Person Transactions

Our Audit Committee charter requires that the Audit Committee approve all related person transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934. During 2007, the Audit Committee adopted a written policy governing its review of transactions with related persons. Pursuant to this policy, identified transactions in which related persons have a direct or indirect material interest, are subject to approval or ratification by the Audit Committee. Certain transactions that are not required to be disclosed under Item 404 of Regulation S-K, including compensation and compensation-related transactions, are not subject to this policy. Our policy also requires approval or ratification for any material amendments to ongoing related person transactions. In determining whether to approve a related person transaction, the Audit Committee will consider all relevant facts and circumstances available to it, which may include the benefits of the transaction to the Company, the impact of the transaction on a director's independence, the availability of other sources for comparable products or services, and the terms of the transaction as compared with those available to or from unrelated third parties. No director will participate in the discussion of any related person transaction in which that director has a direct or indirect interest, other than to provide material information about the transaction to the Audit Committee. For purposes of this policy, the term "related person" has the meaning contained in Item 404 of Regulation S-K and includes our executive officers, directors and director nominees (and their respective immediate family members or persons sharing their household), stockholders owning in excess of 5% of our outstanding capital stock or any entity owned or controlled by any of the foregoing or in which any of the foregoing has a substantial ownership interest.

Related Person Transactions

Registration Rights
Prior to our initial public offering and in connection with the sale and issuance of our Series A preferred stock in May 1998, and August 1998, our Series B preferred stock in November 1999, and our Series C preferred stock in August 2000, we entered into an agreement with the investors in such financings providing for registration rights with respect to the shares of common stock, including those issuable upon conversion of each series of preferred stock, held and subsequently acquired by these investors. Currently, 3.6 million shares of our common stock are entitled to registration rights pursuant to terms and conditions of this agreement. The registration rights under this agreement allow the holders of at least 30% of the shares of common stock held by such holders then outstanding to require us to register their shares under the Securities Act on up to two occasions, subject to limitations described in the agreement. In addition, these holders can require us to include their shares in future registrations of our shares for our account or the account of another stockholder. These holders may also require us to register their shares on up to two occasions in any calendar year on Form S-3. These registration rights are subject to limitations and conditions, including the right of underwriters to limit the number of shares of common stock held by existing stockholders to be included in a registration. The registration rights as to any holder will terminate when all securities held by the holder entitled to registration rights can be sold within a three-month period under Rule 144 of the Securities Act and when the number of shares held by the holder is less than 1% of our outstanding capital stock on an as converted to common stock basis. In addition, we are generally required to bear all expenses of registration, including the reasonable fees of a single counsel acting on behalf of all selling stockholders, except underwriting discounts and selling commissions.

Deerfield Transaction
On May 3, 2011, we issued and sold to Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Partners, L.P., and Deerfield International Limited, or, collectively, Deerfield, 10,135 shares of our Series B Convertible Preferred Stock, or Series B Preferred Stock, for an aggregate purchase price of $30.0 million pursuant to the terms and conditions of a Securities Purchase Agreement dated May 3, 2011. Deerfield may be deemed to beneficially own more than 5% of our outstanding common stock. The offering was made pursuant to a shelf registration statement we filed with the Securities and Exchange Commission, or SEC, on November 7, 2008, which became effective on December 4, 2008 (File No. 333-155221).

The rights, preferences and privileges of the Series B Preferred Stock are set forth in a Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock that we filed with the Secretary of State of the State of Delaware on May 2, 2011, a form of which is attached as an exhibit to the Form 8-K we filed with the SEC on May 3, 2011. Each share of Series B Preferred Stock is convertible into 1,000 shares of our common stock at any time at the option of the holder, provided that the holder will be prohibited from converting Series B Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.985% of the total number of shares of our common stock then issued and outstanding. In the event of our liquidation, dissolution, or winding up, holders of our Series B Preferred Stock will receive a payment equal to $0.001 per share of Series B Preferred Stock before any proceeds are distributed to the holders of our common stock or any class of stock that is subsequently authorized and issued that ranks junior to the Series B Preferred Stock. Shares of Series B Preferred Stock generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series B Preferred Stock will be required to amend the terms of the Series B Preferred Stock or the Certificate of Designations. The Series B Preferred Stock is not entitled to receive any dividends, unless and until specifically declared by our Board of Directors.

In connection with the Series B Preferred Stock financing, we amended the Facility Agreements dated April 29, 2008 and May 15, 2009 with Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P., pursuant to which Deerfield provided us with secured loans in the aggregate principal amount of $120 million. Pursuant to the amendment, the purchase price from the Series B Preferred Stock offering described above was satisfied through a reduction of $30.0 million of the principal amount that otherwise would have been required to be repaid under the Facility Agreements in April 2014. The amendment also amended the Facility Agreements (i) to extend the final payment date under the Facility Agreements from April 2014 to June 2015 for all but $20 million in principal amount, and accrued interest, and to June 2016 for the remaining principal amount, and accrued interest, outstanding under the Facility Agreements; (ii) to reduce the minimum cash and cash equivalent balances Array must maintain that results in adjustments to the applicable interest rate, (iii) increased the amount of the outstanding debt that is subject to prepayment out of a percentage of Array's collaboration and licensing transactions entered into after January 1, 2011, and (iv) increased the maximum number of shares of Array Common Stock that Array may issue to satisfy payment of the debt.

In addition, the expiration dates of warrants issued to Deerfield in May 2009 to purchase an aggregate of 6,000,000 shares of our common stock at an exercise price of $3.65 per share, and in July 2009 to purchase an aggregate of 6,000,000 shares of our common stock at an exercise price of $4.19 per share, were extended to June 30, 2016.

Option Grants and Employment Agreements
Stock option grants to our directors and executive officers are described in this Proxy Statement under the heading "COMPENSATION OF DIRECTORS — Director Compensation Table" and "EXECUTIVE COMPENSATION." The beneficial ownership of shares of our common stock held by our officers, directors and 5% stockholders is described under "PRINCIPAL STOCKHOLDERS." In addition, we have employment agreements with our executive officers and some of our other employees, which are discussed under "EXECUTIVE COMPENSATION — Employment Agreements."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and certain stockholders to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in common stock. During the fiscal year ended June 30, 2011, to our knowledge and based solely on copies of these reports furnished to us by our directors, executive officers and 10% beneficial shareholders, all Section 16(a) reports were timely filed except that one stock option grant to each of Mr. Conway, Mr. Carruthers, Dr. Koch, Dr. Snitman and Mr. Moore and one stock sale by Mr. Carruthers were filed late on Form 4.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Submission of Stockholder Proposals for Inclusion in next year's Annual Meeting Proxy Statement

Any proposal or proposals by a stockholder intended to be included in the Proxy Statement and form of proxy relating to the 2012 Array Annual Meeting of Stockholders must be received by Array no later than May 18, 2012, (120 days prior to September 15, 2012) according to the proxy solicitation rules of the SEC, and must comply with the other proxy solicitation rules promulgated by the SEC and with the procedures set forth in our Bylaws. Proposals should be sent to the Secretary of Array at 3200 Walnut Street, Boulder, Colorado 80301. Nothing in this paragraph shall be deemed to require Array to include in its Proxy Statement and proxy relating to the 2012 Annual Meeting of Stockholders any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

A stockholder who wishes to submit a proposal or nominate a candidate to serve as a director for consideration at the 2012 Annual Meeting outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 and that will not be included in the Proxy Statement for such meeting must, in accordance with Section 2.2 of our Bylaws, file a written notice with the Secretary of Array which conforms to the requirements of the Bylaws and any additional information required for nominations to the Board of Directors described below. Only nominations or proposals made by a stockholder who is a stockholder of record both on the date of giving such notice and on the record date for the determination of stockholders entitled to vote at such Annual Meeting will be considered eligible to serve as a director or be transacted at an Annual Meeting. Our Bylaws are on file with the Securities and Exchange Commission, and may be obtained from our Secretary upon request and are available under the Investor Relations portion of our website at www.arraybiopharma.com. The officer who will preside at the stockholders meeting will determine whether the information provided in such notice satisfies the requirements of the Bylaws. Such notice of a stockholder proposal must be delivered no earlier than July 31, 2012, and no later than August 30, 2012. Any stockholder proposal that is not submitted in accordance with the foregoing procedures will not be considered to be properly brought before the 2012 Annual Meeting.

Stockholder Nominations to the Board of Directors

The Corporate Governance Committee of the Board of Directors will consider nominating directors to the Board of Directors who are recommended by stockholders pursuant to the procedures described above for submission of stockholder proposals and the procedures set forth below. The Corporate Governance Committee has adopted the following set of minimum qualifications for candidates nominated for election or reelection to the Board of Directors:

  •
  Personal characteristics:

    –
    highest personal and professional ethics, integrity and values;
    –
    an inquiring and independent mind, with a respect for the views of others;
    –
    ability to work well with others;
    –
    practical wisdom and mature judgment.

  •
  Broad, policy-making level training and experience in business, government, academia or science to understand business problems and evaluate and formulate solutions.

  •
  Expertise that is useful to Array and complementary to the background and experience of other Board of Directors' members.

  •
  Willingness to devote the time necessary to carrying out the duties and responsibilities of membership on the Board of Directors and to be an active, objective and constructive participant at meetings of the Board of Directors and its Committees.

  •
  Commitment to serve on the Board of Directors over a period of several years to develop knowledge about our principal operations.

  •
  Willingness to represent the best interests of all stockholders and objectively appraise management performance.

The Corporate Governance Committee will also consider other relevant factors, such as the existence of any relationship that would interfere with the exercise of a candidate's independent judgment. The Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Corporate Governance Committee believes the qualifications described above enable it to identify director candidates that possess the diversity in backgrounds, industry knowledge, skills and experiences that are important to the Board's overall effectiveness.

The Corporate Governance Committee has not received any nominations for director from stockholders for the 2011 Annual Meeting. The Corporate Governance Committee must receive proposals for stockholder nominations on or before the deadline for the submission of stockholder proposals for such Annual Meeting set forth in our bylaws and required by the rules of the Securities and Exchange Commission, as described above. As required by our Bylaws, stockholder proposals must include the following information:

  •
  Information regarding the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made making the proposal, including name, address and number of shares of Array BioPharma stock beneficially owned by such stockholder and such beneficial owner;

  •
  A description of any agreement, arrangement or understanding between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any other person or persons in connection with such nomination and the name and address of any other person or persons known to the stockholder or such beneficial owner to support such nomination;

  •
  A description of any option, warrant, convertible security or a settlement payment or mechanism at a price related to any class or series of our capital stock, whether or not settled in cash or in securities, directly or indirectly owned by such stockholder or beneficial owner;

  •
  A description of any agreement, arrangement or understanding (including any short positions, profits interests, hedging transactions, borrowed or loaned shares) that has been entered into or made as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, if any, the effect or intent of which is to mitigate loss to or the manage risk of stock prices changes for, or to increase the voting power of, such stockholder or beneficial owner with respect to shares of our capital stock;

  •
  A representation that the stockholder will update the information set forth in clauses above as of the record date for the meeting by delivery of written notice to us promptly following the later of the record date or public announcement of the record date;

  •
  A representation whether the stockholder or the beneficial owner, if any, or the group of which it is a part, intends to deliver a Proxy Statement and/or form of proxy or otherwise to solicit proxies from stockholders in support of the nomination;

  •
  A representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting, and

  •
  The name and address of the person being nominated and such other information regarding each nominated person that would be required in a Proxy Statement filed pursuant to the Security and Exchange Commission's proxy rules, including, but not limited to:

  –
  A copy of the nominee's current resume

  –
  Biographical information concerning the nominee for the last five years, including directorships and positions held with other companies

  –
  The nominee's date of birth

  –
  A list of references

  –
  A description of any relationship, arrangement or understanding between the stockholder making the proposal and the nominee and any other person (including names), pursuant to which the nomination is being made

  –
  A description of any direct or indirect relationship, arrangement or understanding between the stockholder making the proposal or the nominee and Array BioPharma

  –
  The consent of each nominee to being named in the Proxy Statement and to serve as a director if elected

  –
  Any other information we may reasonably require to determine the eligibility of the proposed nominee to serve as a director

Following verification of this information, the Corporate Governance Committee will make an initial analysis of the qualifications of the candidate based on Array's general criteria for director nominations, and if the Corporate Governance Committee believes the candidate meets the criteria, the Committee would further evaluate the candidate which generally would involve a review of background materials, internal discussions and interviews with the candidate. If the Corporate Governance Committee supports the candidate, it would recommend the candidate for consideration by the Board. The Corporate Governance Committee has historically not retained a recruiting firm or third party to assist in the identification or evaluation of potential nominees and will evaluate all candidates to the Board of Directors in the same manner regardless of whether the nominee is recommended by a stockholder or some other source.

Appendix A

AMENDED AND RESTATED
ARRAY BIOPHARMA INC.
EMPLOYEE STOCK PURCHASE PLAN
As amended and restated on August 4, 2011,
subject to the approval of the stockholders

              The Board of Directors of Array BioPharma Inc. (the "Company") has adopted this Employee Stock Purchase Plan (the "Plan") to enable eligible employees of the Company and its participating Affiliates (as defined below), through payroll deductions or other cash contributions, to purchase shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"). The Plan is for the benefit of the employees of Array BioPharma Inc. and any participating Affiliates. The Plan is intended to benefit the Company by increasing the employees' interest in the Company's growth and success and encouraging employees to remain in the employ of the Company or its participating Affiliates. The provisions of the Plan are set forth below:

1.    SHARES SUBJECT TO THE PLAN.

              Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 4,050,000. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the "Board"), be either authorized but unissued shares or treasury shares.

2.    ADMINISTRATION.

              The Plan shall be administered under the direction of the Compensation Committee of the Board (the "Committee"). No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3.    INTERPRETATION.

              It is intended that the Plan will meet the requirements for an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"), and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan (including any determinations that are reserved by the Board under this Plan), all of which determinations will be final and binding upon all persons.

4.    ELIGIBLE EMPLOYEES.

              Any employee of the Company or any of its participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee whose customary employment is for less than five months in any calendar year; and (b) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. The term

"participating Affiliate" means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder). The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular participating Affiliate.

5.    PARTICIPATION IN THE PLAN.

              An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the Payroll Department of the Company. The form will authorize payroll deductions (as provided in Section 6 below) and authorize the purchase of shares of Common Stock for the employee's account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of the first Offering Period. Notwithstanding the forgoing, the Board may, in its discretion, also choose to automatically enroll eligible employees in the Plan in connection with the first Offering Period coinciding with the Company's initial public offering. Eligible employees who are automatically enrolled in the Plan shall be deemed to have elected to purchase Common Stock with a total Purchase Price fixed by the Board at the time of the first Offering Period and payable as a lump sum, which total Purchase Price shall in no event be more than $25,000.

6.    OFFERINGS.

              At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 5 above), the employee shall elect to have deductions made from his or her pay on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee's account under the Plan. Pursuant to Section 5 above, the Board shall also have the authority to authorize in the election form the payment for shares of Common Stock through cash payments from participating employees. An employee may not during any Offering Period change his or her percentage of payroll deduction for that Offering Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 14 through 20 below.

7.    OFFERING PERIODS.

              The Offering Periods shall be determined by the Board. The first Offering Period under the Plan shall commence on the date determined by the Board.

              If the Purchase Price (as defined below) is determined on the last trading day of a Purchase Period (as defined below) as provided in Section 8 below because the price per share on such date is less than the price per share on the first trading date of the Offering Period, the Board may provide for the automatic termination of the Offering Period and the automatic commencement of a new Offering Period.

8.    RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE.

              Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period for a number of shares equal to $25,000 divided by 85% of the fair market value of the Common Stock on the first day of the Offering Period. The purchase price of each share of Common Stock (the "Purchase Price") shall be the lesser of 85 percent of the fair market value of the Common Stock (i) on the first trading day of the Offering Period or (ii) on the last trading day of such Offering Period; provided, further, that in no event shall the Purchase Price be less than the par value of the Common Stock. For purposes of the Plan, "fair market value" means the value of each share of Common Stock subject to the Plan on a given date determined as follows: if on such date the shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on The Nasdaq Stock Market, or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on such date or, if such date is not a trading day, on the trading day immediately preceding such date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange, quoted on such system or traded on such a market, fair market value shall be determined by the Board in good faith. Notwithstanding the foregoing, the fair market value of each share of Common Stock on the first day of the Offering Period that commences with the Company's initial public offering shall be the public offering price at which the shares of Common Stock are offered for sale in the initial public offering. On the first day of each Purchase Period that: (i) is not also the start of a new Offering Period and (ii) occurs in the same calendar year as an earlier Purchase Period, each participating employee's right to purchase shares of Common Stock granted under this Section 8 shall be reduced by the number of shares of Common Stock purchased on behalf of such participating employee in the immediately preceding Purchase Period.

              The Board may adopt several purchase periods (each a "Purchase Period") within a given Offering Period. If the Board adopts several purchase periods within an Offering Period, the Purchase Price shall be the lesser of 85 percent of the fair market value of the Common Stock (i) on the first trading day of the Offering Period or (ii) on the last trading day of such Purchase Period; provided, further, that in no event shall the Purchase Price be less than the par value of the Common Stock.

9.    TIMING OF PURCHASE; PURCHASE LIMITATION.

              Unless a participating employee has given prior written notice terminating such employee's participation in the Plan, or the employee's participation in the Plan has otherwise been terminated as provided in Sections 14 through 20 below, such employee will be deemed to have exercised automatically his or her right to purchase Common Stock on the last trading day of the Offering Period (except as provided in Section 14 below) for the number of shares of Common Stock which the accumulated funds in the employee's account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 13 below and subject to adjustment under Section 26 below. Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other "employee stock purchase plans" of the Company and its participating Affiliates shares of Common Stock having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Offering Period as to shares purchased during such period. Effective upon the last trading day of the Offering Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto.

Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company's stockholders in accordance with Section 25 below.

10.          ISSUANCE OF STOCK CERTIFICATES.

              On the last trading day of the Offering Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Offering Period. The Board may permit or require that shares be deposited directly with a broker designated by the Board or to a designated agent of the Company, and the Board may utilize electronic or automated methods of share transfer. The Board may require that shares be retained with such broker or agent for a designated period of time (and may restrict dispositions for a period of up to 12 months from the date of purchase) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares. The Company shall retain the amount of payroll deductions or the lump-sum payment used to purchase shares of Common Stock as full payment for the shares of Common Stock and the shares of Common Stock shall then be fully paid and non-assessable.

11.          WITHHOLDING OF TAXES.

              To the extent that a participating employee realizes income in connection with an acquisition, sale or other transfer of any shares of Common Stock acquired under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Offering Period in which the shares were purchased must within 30 days of such transfer notify the Payroll Department of the Company in writing of such transfer. Notwithstanding any implication herein to the contrary, this Section 11 shall not be interpreted in a manner to impose an withholding obligations on an entity other than the Company.

12.          ACCOUNT STATEMENTS.

              The Company will cause a statement to be delivered to each participating employee for each Offering Period during which the employee purchases Common Stock under the Plan, reflecting the amount of payroll deductions or other cash contributions during the Offering Period, the number of shares purchased for the employee's account, the price per share of the shares purchased for the employee's account and the number of shares held for the employee's account at the end of the Offering Period.

13.          PARTICIPATION ADJUSTMENT.

              If in any Offering Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 1 above is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 9 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee's account after such exercise will be refunded to the employee.

14.          CHANGES IN ELECTIONS TO PURCHASE.

              (a)          A participating employee may, at any time prior to the last trading day of the Offering Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), and the amount in the employee's account will be distributed and the employee's option to purchase will terminate, unless the employee elects, by written notice to the Company, not to have such amount distributed, in which event such amount shall remain in the employee's account and available to exercise his or her option to purchase shares under the Plan during such Offering Period.

              (b)          Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Offering Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.

              (c)          Notwithstanding subsection 14(b) above, any participating employee may increase (subject to the maximum limitation on purchases under the Plan provided for in Section 9 and any additional limitations imposed by section 423 of the Code) or decrease his or her payroll deduction, to take effect on the first day of the next Purchase Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above. The Company may impose reasonable administrative restrictions on the frequency of changes in payroll deductions, required advance notice for changes in payroll deductions and on the minimum amount of payroll deductions.

15.          VOLUNTARY TERMINATION OF EMPLOYMENT OR DISCHARGE.

              In the event a participating employee voluntarily leaves the employ of the Company or a participating Affiliate, otherwise than by retirement under a plan of the Company or a participating Affiliate, or is discharged for cause prior to the last day of the Offering Period, the amount in the employee's account will be distributed and the employee's option to purchase will terminate.

16.          RETIREMENT OR SEVERANCE.

              In the event a participating employee who has an option to purchase shares leaves the employ of the Company or a participating Affiliate because of retirement under a plan of the Company or a participating Affiliate, or because of termination of the employee's employment by the Company or a participating Affiliate for any reason except discharge for cause, the participating employee may elect, within 10 days after the date of such retirement or termination, one of the following alternatives:

              (a)  The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Offering Period, with the amount then credited to the employee's account; or

              (b)  Withdraw the amount in such employee's account and terminate such employee's option to purchase.

              In the event the participating employee does not make an election within the aforesaid 10-day period, he or she will be deemed to have elected subsection 16(b) above.

17.          LAY-OFF, AUTHORIZED LEAVE OF ABSENCE OR DISABILITY.

                Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

                If such employee returns to active service prior to the last day of the Offering Period, the employee's payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee's period of absence, the employee shall, by written notice to the Company's Payroll Department within 10 days after the employee's return to active service, but not later than the last day of the Offering Period, elect:

                (a)      To make up any deficiency in the employee's account resulting from a suspension of payroll deductions by an immediate cash payment;

                (b)      Not to make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee's account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

                (c)      Withdraw the amount in the employee's account and terminate the employee's option to purchase.

                A participating employee on lay-off, authorized leave of absence or disability on the last day of the Offering Period shall deliver written notice to his or her employer on or before the last day of the Offering Period, electing one of the alternatives provided in the foregoing clauses (a), (b) and (c) of this Section 17. If any employee fails to deliver such written notice within 10 days after the employee's return to active service or by the last day of the Offering Period, whichever is earlier, the employee shall be deemed to have elected subsection 17(c) above.

                If the period of a participating employee's lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Offering Period, and the employee shall not resume active employment with the Company or a participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 16 of this Plan.

18.          DEATH.

                In the event of the death of a participating employee while the employee's option to purchase shares is in effect, the legal representatives of such employee may, within three months after the employee's death (but no later than the last day of the Offering Period) by written notice to the Company or participating Affiliate, elect one of the following alternatives:

                (a)  The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Offering Period, with the amount then credited to the employee's account; or

                (b)  Withdraw the amount in such employee's account and terminate such employee's option to purchase.

                In the event the legal representatives of such employee fail to deliver such written notice to the Company or participating Affiliate within the prescribed period, the election to purchase shares shall terminate and the amount, then credited to the employee's account shall be paid to such legal representatives.

19.          FAILURE TO MAKE PERIODIC CASH PAYMENTS.

                Under any of the circumstances contemplated by this Plan, where the purchase of shares is to be made through periodic cash payments in lieu of payroll deductions, the failure to make any such payments shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under this Plan.

20.          TERMINATION OF PARTICIPATION.

                A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan as provided in Section 25 below, or (b) the employee ceases to be eligible to participate in the Plan under Section 4 above. As soon as practicable following termination of an employee's participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee's account and a stock certificate representing the number of whole shares held in the employee's account. Once terminated, participation may not be reinstated for the then current Offering Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.

21.          ASSIGNMENT.

                No participating employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee's death, to the employee's estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

22.          APPLICATION OF FUNDS.

                All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees. Participating employees' accounts will not be segregated.

23.          NO RIGHT TO CONTINUED EMPLOYMENT.

                Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its participating Affiliates, nor will an employee's participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating Affiliates to terminate the employee's employment at any time.

24.          AMENDMENT OF PLAN.

                The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 8 above used in calculating the Purchase Price); provided, however, that without approval of the stockholders of the Company no amendment shall be made (a) increasing the number of shares specified in Section 1 above that may be made available for purchase under the Plan (except as provided in Section 26 below) or (b) changing the eligibility requirements for participating in the Plan. No amendment may be made that impairs the vested rights of participating employees.

25.          EFFECTIVE DATE; TERM AND TERMINATION OF THE PLAN.

                The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan on or before one year after the effective date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect, and all contributed funds shall be refunded to participating employees. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate on September 8, 2020 or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 1 above have been issued.

26.          EFFECT OF CHANGES IN CAPITALIZATION.

                a.    Changes in Stock.

                If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of stock of the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares for which rights are outstanding under the Plan, and (ii) the Purchase Price per share.

                b.    Reorganization in Which the Company Is the Surviving Corporation.

                Subject to Subsection (c) of this Section 26, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

                c.    Reorganization in Which the Company Is Not the Surviving Corporation, Sale of Assets or Stock, and other Corporate Transactions.

                Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 50 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 10 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.

                d.    Adjustments.

                Adjustments under this Section 26 related to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive.

                e.    No Limitations on Company.

                The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

27.          GOVERNMENTAL REGULATION.

                The Company's obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

28.          STOCKHOLDER RIGHTS.

                Any dividends paid on shares held by the Company for a participating employee's account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Common Stock held for an employee's account will be voted in accordance with the employee's duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.

29.          RULE 16b-3.

                Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

30.          PAYMENT OF PLAN EXPENSES.

                The Company will bear all costs of administering and carrying out the Plan.

*    *    *

                This Plan was duly adopted and approved by the Board of Directors of the Company on the 8th day of September 2000 and approved by the stockholders of the Company on the 8th day of September 2000, in each case effective upon the closing of the initial public offering of the Company's common stock. This Plan was duly amended:

1.
By the Board of Directors as of the 17th day of November 2000 in accordance with Section 24 to add the second paragraph to Section 7 and the second paragraph to Section 8.

2.
By the Board of Directors as of the 12th day of September 2002 and approved by the stockholders at the Annual Meeting of Stockholders on October 31, 2002, (i) to increase the number of shares reserved for issuance hereunder from 800,000 to 1,200,000 in Section 1, and (ii) to remove subparagraph (d) from Section 4.

3.
By the Board of Directors as of the 29th day of April 2004, (i) to amend the first sentence of Section 8 and add a new sentence to the end of Section 8, and (ii) to add a new subparagraph (c) to Section 14.

4.
By the Board of Directors as of the 9th day of December 2005 and approved by the stockholders at the Annual Meeting of Stockholders on November 2, 2006, (i) to increase the number of shares reserved for issuance hereunder to 1,650,000 in Section 1, (ii) to remove subparagraph (a) from Section 4, and (iii) to amend Section 14(a).

5.
By the Board of Directors as of the 11th day of September 2008 and approved by the stockholders at the Annual Meeting of Stockholders on October 30, 2008, (i) to increase the number of shares reserved for issuance hereunder to 2,250,000 in Section 1, and (ii) to extend the term of the Plan by an additional ten years to expire on September 8, 2020.

6.
By the Board of Directors as of the 7th day of September 2009, and approved by the stockholders at the Annual Meeting of Stockholders on October 29, 2009, to increase the number of shares of common stock reserved for issuance hereunder to 2,850,000 shares in Section 1.

7.
By the Board of Directors as of the 5th day of August 2010, and approved by the stockholders at the Annual Meeting of Stockholders on November 4, 2010, to increase the number of shares of common stock reserved for issuance hereunder to 3,450,000 shares in Section 1.

8.
By the Board of Directors as of the 4th day of August 2011, and approved by the stockholders at the Annual Meeting of Stockholders on October 26, 2011, to increase the number of shares of common stock reserved for issuance hereunder to 4,050,000 shares in Section 1.

By:
John R. Moore, Secretary

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date ARRAY BIOPHARMA INC. M38172-P16134 ARRAY BIOPHARMA INC. 3200 WALNUT STREET BOULDER, CO 80301 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. 2. Approval of an amendment to the Array BioPharma Inc. Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of common stock reserved for issuance under the ESPP by 600,000 shares, to an aggregate of 4,050,000 shares. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, "FOR" ALL NOMINEES LISTED IN PROPOSAL ONE AND "FOR" PROPOSALS TWO, THREE AND FIVE AND FOR ONE YEAR IN PROPOSAL FOUR. 3. Advisory vote to approve executive compensation as disclosed in the proxy statement. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address changes and/or comments, please check this box and write them on the back where indicated. For All Withhold All For All Except 0 0 0 0 0 0 Yes No Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. 01) Robert E. Conway 02) Kyle A. Lefkoff Nominees: Vote on Proposals YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting, available 24 hours a day, 7 days a week through 11:59 p.m. Eastern Time the day before the meeting date. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions. If you vote your proxy by Internet or by phone, you do NOT need to mail back your proxy card. Your vote by Internet or phone authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail. To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. Vote on Directors 1. Re-election of two directors to the Board of Directors to serve a term of three years, or until their successors have been duly elected and qualified. 4. Advisory vote to approve frequency of executive compensation votes. 5. Ratification of the appointment of KPMG LLP as the Company's independent registered public accountants for the fiscal year ending June 30, 2012. 0 0 0 0 0 0 0 0 0 1 Year 2 Years 3 Years Abstain For Against Abstain For Against Abstain 0 0 0 0 The Board of Directors recommends a vote "For All" directors nominated for re-election, a vote for "1 Year" for Proposal 4 and a vote "For" all other proposals.

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) REVOCABLE PROXY ARRAY BIOPHARMA INC. 3200 Walnut Street, Boulder, Colorado 80301 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 26, 2011. The undersigned stockholder of Array BioPharma Inc. (the "Company") hereby appoints Robert E. Conway, R. Michael Carruthers and John R. Moore, and each of them, as attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Annual Meeting of Stockholders to be held at 1:00 p.m., Mountain Time, on October 26, 2011, at the offices of Array BioPharma Inc., 1825 33rd Street, Boulder, Colorado 80301, and at any adjournments or postponements thereof, upon the matters listed on the reverse side and in accordance with the instructions indicated on the reverse side, with discretionary authority as to any and all other business that may properly come before the meeting. The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated September 15, 2011 and the Company's Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE, TO ENSURE A QUORUM AT THE ANNUAL MEETING. IT IS IMPORTANT TO RESPOND, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report with Shareholder Letter and Notice and Proxy Statement are available at www.proxyvote.com. M38173-P16134 Continued and to be signed on reverse side